UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

KALOBIOS PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KaloBios Pharmaceuticals, Inc.

260 East Grand Avenue

South San Francisco, CA 94080

                    , 2012

To the Stockholders of KaloBios Pharmaceuticals, Inc.:

On behalf of our Board of Directors, we are pleased to invite you to attend a special meeting of stockholders of KaloBios Pharmaceuticals, Inc. As indicated in the accompanying notice of special meeting of stockholders and the proxy statement, the special meeting of stockholders will be held at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP located at 1200 Seaport Blvd, Redwood City, CA 94063 on                     , 2012 at      local time. At the special meeting, we will act on the matters described in the accompanying notice of special meeting of stockholders and the proxy statement, and there will be an opportunity to discuss other matters of interest to you as a stockholder.

Your vote is very important. Please vote as soon as possible before the meeting by signing, dating and returning the enclosed proxy card even if you plan to attend the special meeting in person. If you do attend, you may withdraw your proxy and vote in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON                     , 2012

We have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement is available at www.kalobios/        .

We look forward to seeing you at the special meeting.

By order of the Board of Directors,

Jeanne Jew

Secretary of the Company

South San Francisco, California

Date:                     , 2012

KaloBios Pharmaceuticals, Inc.

260 East Grand Avenue

South San Francisco, CA 94080

NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON                     , 2012

Date and Time:	, , 2012, at Pacific Time

Place:	The offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP located at 1200 Seaport Blvd, Redwood City, CA 94063

Items of Business	The Special Meeting is being called for consideration of the following proposals:

(1)    Approval of an amendment to the Company’s certificate of incorporation to effect a reverse stock split of our issued and outstanding capital stock such that every three (3) to four (4) shares (the “Reverse Split Range”) of the Company’s issued and outstanding capital stock will be combined and reclassified into one share of the Company’s capital stock of the same class and series, with the exact ratio within the Reverse Split Range to be determined by our board of directors and publicly announced by the Company, which ratio shall be the same for the common stock and each series of the preferred stock (the “Reverse Stock Split”);

(2)    Approval of an amendment to the Company’s certificate of incorporation to include a provision whereby (i) the holders of not less than sixty percent (60%) of the then outstanding shares of preferred stock and (ii) the holders of not less than sixty percent (60%) of the then outstanding shares of Series E Preferred Stock may determine that an issuance of shares of the Company’s capital stock will be exempt from the price-based anti-dilution adjustment applicable to the Company’s preferred stock (the “Anti-Dilution Amendment”);

(3)    Approval of an amended and restated certificate of incorporation to be effective upon the filing of such amended and restated certificate of incorporation with the Delaware Secretary of State immediately prior to the consummation of the Company’s proposed registered initial public offering of its common stock (the “Post-IPO Certificate”);

(4)    Approval of amended and restated bylaws to be effective immediately prior to the consummation of the Company’s proposed registered initial public offering of its common stock (the “Post-IPO Bylaws”); and

(5)    Approval of the KaloBios Pharmaceuticals, Inc. 2012 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) and the reservation of up to 600,000 shares of common stock for purchase thereunder (with such share number subject to adjustment for the Reverse Stock Split if Proposal 1 is approved).

Who May Vote:	You may vote at the meeting if you were a stockholder of record as of October 15, 2012.

Proxy Voting:

Your vote is important. Please vote in one of these ways:

(1) Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope provided or via facsimile to [(650) 321-2800]; or

(2) Submit a ballot at the meeting.

By order of the Board of Directors,

Jeanne Jew

Secretary of the Company

YOUR VOTE IS IMPORTANT,

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING,

PLEASE VOTE YOUR SHARES PROMPTLY.

Proxy Statement

For a Special Meeting of Stockholders

To Be Held on                     , 2012

Retirement Benefits	32
Director Compensation	32

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	33

COMPENSATION COMMITTEE REPORT	33

OTHER MATTERS	33

CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING	33

WHERE YOU CAN FIND MORE INFORMATION	33

KaloBios Pharmaceuticals, Inc.

260 East Grand Avenue

South San Francisco, CA 94080

PROXY STATEMENT FOR THE SPECIAL MEETING

OF STOCKHOLDERS TO BE HELD ON                     , 2012

This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at the special meeting of stockholders to be held on                     , 2012 (the “Special Meeting”) of KaloBios Pharmaceuticals, Inc. (sometimes referred to as “we”, the “Company” or “KaloBios”), which will be held at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP located at 1200 Seaport Blvd, Redwood City, CA 94063 at          , local time.

On or about                     , 2012, we will begin mailing to our stockholders a copy of this proxy statement and a proxy card.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving this proxy statement and proxy card?

You have received these proxy materials because you owned shares of KaloBios common stock or preferred stock as of October 15, 2012, the record date for the Special Meeting, and our board of directors is soliciting your proxy to vote at the Special Meeting. This proxy statement describes matters on which we would like you to vote at the Special Meeting. It also gives you information on these matters so that you can make an informed decision.

How may I vote at the Special Meeting?

You are invited to attend the Special Meeting to vote on the proposal described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply vote by mail by signing, dating and returning the proxy card.

When you vote by signing and returning the proxy card, you appoint David W. Pritchard, Jeffrey H. Cooper and Jeanne Jew as your representatives (or proxyholders) at the Special Meeting. They will vote your shares at the Special Meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Special Meeting.

Who is entitled to vote at the Special Meeting?

Only stockholders of record at the close of business on October 15, 2012, the record date for the Special Meeting (the “Record Date”), will be entitled to vote at the Special Meeting. On the Record Date, there were              shares of common stock,              shares of Series A Preferred Stock,              shares of Series B-1 Preferred Stock,              shares of Series B-2 Preferred Stock,              shares of Series C Preferred Stock,              shares of Series D Preferred Stock, and              shares of Series E Preferred Stock outstanding. All of these outstanding shares are entitled to vote at the Special Meeting in connection with the matters set forth in this proxy statement (one vote per share of common stock outstanding and one vote per share of common stock issuable upon the conversion of outstanding shares of preferred stock). As of the Record Date, each share of our preferred stock was convertible into one share of our common stock.

In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the place of the Special Meeting on the date of the meeting and will be accessible for ten days prior to the meeting at our principal place of business, 260 East Grand Avenue, South San Francisco, CA 94080, between the hours of 9:00 a.m. and 5:00 p.m. local time.

How do I vote?

If on October 15, 2012, your shares were registered with our transfer agent, Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, then you are a stockholder of record. Stockholders of record may vote in three ways:

•	You may vote by mail by marking the enclosed proxy card, dating and signing it, and returning it in the postage-paid envelope for our receipt no later than the start of the Special Meeting;

•	You may vote by fax by marking the enclosed proxy card, dating and signing it, and returning it via facsimile to [(650) 321-2800] for our receipt no later than the start of the Special Meeting; or

•

You may attend the meeting at               Pacific Time on             ,             , 2012 at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP located at 1200 Seaport Blvd, Redwood City, CA 94063 and vote in person.

If you choose to vote by mail or by fax, it will not limit your right to vote at the Special Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Special Meeting.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. You may revoke your proxy in any one of these ways:

•	You may deliver a written notice that you are revoking your proxy to the Secretary of the Company at 260 East Grand Avenue, South San Francisco, CA 94080;

•	You may sign another proxy card with a later date and return it to us prior to the Special Meeting; or

•	You may attend the Special Meeting and vote your shares in person. Simply attending the Special Meeting without affirmatively voting will not, by itself, revoke your proxy.

How many votes do you need to hold the Special Meeting?

A quorum of stockholders is necessary to conduct business at the Special Meeting. Pursuant to our bylaws, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at the Special Meeting. On the Record Date, there were              shares of common stock and              shares of preferred stock outstanding and entitled to vote. Each stockholder of record as of the Record Date is entitled to one vote for each share of common stock or preferred stock held on each of the proposals presented in this proxy statement. Thus,              shares (including the outstanding common stock and preferred stock, on an as-if converted to common stock basis) must be represented by stockholders present at the Special Meeting or represented by proxy to achieve a quorum of stockholders for the Special Meeting.

Your shares will be counted towards the quorum only if you submit a valid proxy or if you attend the Special Meeting. Abstentions will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the holders of a majority of the votes present at the Special Meeting may adjourn the Special Meeting to another date.

What matters will be voted on at the Special Meeting?

The following matters are scheduled to be voted on at the Special Meeting:

•	Proposal 1: Approval of Reverse Stock Split

•	Proposal 2: Approval of Anti-Dilution Amendment

•	Proposal 3: Approval of Post-IPO Certificate

•	Proposal 4: Approval of Post-IPO Bylaws

•	Proposal 5: Approval of Employee Stock Purchase Plan

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.

Could other matters be decided at the Special Meeting?

KaloBios does not know of any other matters that may be presented for action at the Special Meeting. Should any other matter be properly presented at the Special Meeting, the persons named on the proxy card will have discretionary authority to vote the shares represented by proxies in accordance with their best judgment.

What will happen if I do not vote my shares?

If you do not vote by proxy card or in person at the Special Meeting, your shares will not be voted at the Special Meeting.

There are no shares held by a broker or bank for a beneficial owner and therefore there will be no “broker non-votes”.

How may I vote for each proposal and what is the vote required for each proposal?

Proposal 1: Approval of Reverse Stock Split

You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. For Proposal 1 to pass, the Company must receive a “FOR” vote from (i) at least sixty percent (60%) of the outstanding shares of our preferred stock (voting together as a single class and not as separate series, and on an as-if converted to common stock basis) and (ii) a majority of the outstanding shares of our common stock and preferred stock (voting together as a single class on an as-if converted to common stock basis). Abstentions will have the same effect as a vote “AGAINST” this proposal.

Proposal 2: Approval of Anti-Dilution Amendment

You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. For Proposal 2 to pass, the Company must receive a “FOR” vote from (i) at least sixty percent (60%) of the outstanding shares of our preferred stock (voting together as a single class and not as separate series, and on an as-if converted to common stock basis), (ii) at least sixty percent (60%) of the outstanding shares of our Series E Preferred Stock (voting as a separate class), (iii) a majority of the outstanding shares of our Series A Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (voting together as a single class and not as separate series, and on an as-if converted to common stock basis), and (iv) a majority of the outstanding shares of our common stock and preferred stock (voting together as a single class on an as-if converted to common stock basis). Abstentions will have the same effect as a vote “AGAINST” this proposal.

Proposal 3: Approval of Post-IPO Certificate

You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. For Proposal 3 to pass, the Company must receive a “FOR” vote from (i) at least sixty percent (60%) of the outstanding shares of our preferred stock (voting together as a single class and not as separate series, and on an as-if converted to common stock basis), (ii) at least sixty percent (60%) of the outstanding shares of our Series E Preferred Stock (voting together as a separate class), (iii) a majority of the outstanding shares of our Series D Preferred Stock (voting as a separate class), (iv) a majority of the outstanding shares of our Series C Preferred Stock (voting together as a separate class), and (v) a majority of the outstanding shares of our common stock and preferred stock (voting together as a single class on an as-if converted to common stock basis). Abstentions will have the same effect as a vote “AGAINST” this proposal.

Proposal 4: Approval of Post-IPO Bylaws

You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. For Proposal 4 to pass, the Company must receive a “FOR” vote from (i) at least sixty percent (60%) of the outstanding shares of our preferred stock (voting together as a single class and not as separate series, and on an as-if converted to common stock basis) and (ii) a majority of the outstanding shares of our common stock and preferred stock (voting together as a single class on an as-if converted to common stock basis) present in person or represented by proxy at the Special Meeting and entitled to vote. Abstentions will have the same effect as a vote “AGAINST” this proposal.

Proposal 5: Approval of Employee Stock Purchase Plan

You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. For Proposal 5 to pass, the Company must receive a “FOR” vote from (i) the holders of at least sixty percent (60%) of the outstanding shares of our preferred stock (voting together as a single class and not as separate series, and on an as-if converted to common stock basis), and (ii) a majority of the outstanding shares of our common stock and preferred stock (voting together as a single class and on an as-if converted to common stock basis) present in person or represented by proxy at the Special Meeting and entitled to vote. Abstentions will have the same effect as a vote “AGAINST” this proposal.

How does our board of directors recommend that I vote?

Our board recommends a vote “FOR” the approval of all proposals listed above.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed and dated proxy card prior to the Special Meeting without marking any voting selections, your shares will be voted “FOR” all the proposals listed above.

If any other matter is properly presented at the Special Meeting, the proxyholders for shares voted on the proxy card (i.e. one of the individuals named as proxies on your proxy card) will vote your shares using his or her best judgment.

What do I need to show to attend the Special Meeting in person?

You will need a form of photo identification and, if additionally requested, proof of your share ownership. If you do not have valid photo identification or, if additionally requested, proof of share ownership, you may not be admitted to the Special Meeting. All bags, briefcases and packages will be held at registration and will not be allowed in the meeting. We will not permit the use of cameras (including cell phones with photographic capabilities) and other recording devices in the meeting room.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. The accompanying proxy is being solicited by the board of directors of the Company. In addition to this solicitation, directors and employees of the Company may solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. In addition, the Company may also retain one or more third parties to aid in the solicitation of brokers, banks and institutional and other stockholders.

What happens if the Special Meeting is postponed or adjourned?

Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Special Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to any proposal until the polls have closed for voting on such proposal.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results are expected to be announced at the Special Meeting. Final voting results will be reported on a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission, or the SEC, within four business days after the Special Meeting.

Can I find KaloBios’ proxy materials on the Internet?

Yes. This proxy statement is available at our corporate website at www.kalobios/        . You also can obtain copies without charge at the SEC’s website at www.sec.gov.

How do I obtain a separate set of KaloBios’ proxy materials if I share an address with other stockholders?

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions received only one copy of the proxy statement. This practice is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources. If you would like to have a separate copy of the proxy statement mailed to you or to receive separate copies of future mailings, please submit your request to the address or phone number that appears on your proxy card. We will deliver such additional copies promptly upon receipt of such request.

In other cases, stockholders receiving multiple copies of the proxy statement at the same address may wish to receive only one. If you would like to receive only one copy if you now receive more than one, please submit your request to the address or phone number that appears on your proxy card.

Whom should I call if I have any questions?

If you have any questions, would like additional KaloBios proxy materials or proxy card, or need assistance in voting your shares, please contact Jeanne Jew at KaloBios Pharmaceuticals, Inc., 260 East Grand Avenue, South San Francisco, CA 94080 or by telephone at (650) 243-3100.

Can I submit a proposal for inclusion in the proxy statement for the 2013 annual meeting?

Stockholders of the Company may submit proper proposals for inclusion in our proxy statement and for consideration at our 2013 annual meeting of stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be considered for inclusion in our proxy materials for the 2013 annual meeting of stockholders, stockholder proposals must:

•	be received by Secretary of the Company no later than the close of business on December 31, 2012; and

•	otherwise comply with the requirements of Delaware law, Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and our bylaws.

Stockholders wishing to submit proposals for consideration at our 2013 annual meeting of stockholders that are not to be included in our proxy statement or make any nomination for election to the board of directors at the meeting must do so no earlier than the 120th day nor later than the 90th day prior to the date of the 2013 annual meeting of stockholders or, if later, the 10th day following the day on which public announcement of the annual meeting date is first made, and in the manner set forth in our bylaws as then in effect.

The proxy holders shall have discretionary authority to vote for or against any such proposal presented at our 2013 annual meeting of stockholders if we have not received information and notice of the proposal in compliance with Delaware law, Rule 14a-8 of the Exchange Act, as applicable, and our bylaws as then in effect, within a reasonable time before we send our proxy materials for the 2013 annual meeting of stockholders. If Proposal 4 is adopted by stockholders (and the Company consummates its proposed registered initial public offering of its common stock), provisions governing the notice requirements set forth above will be as described in the Post-IPO Bylaws, the form of which is attached hereto as Appendix D.

Stockholders of the Company may contact the Secretary of the Company at the Company’s principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Such requests and all notices of proposals and director nominations by stockholders should be sent to KaloBios Pharmaceuticals, Inc., 260 East Grand Avenue, South San Francisco, CA 94080, Attention: Secretary of the Company.

This proxy statement is not an offer to sell or the solicitation of an offer to buy shares of our common stock or any other securities. Offers and sales of common stock issuable in connection with the Company’s proposed registered initial public offering will only be made by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and applicable state securities laws, on the terms and subject to the conditions set forth in such prospectus.

BACKGROUND AND OVERVIEW

PROPOSAL 1: APPROVAL OF REVERSE STOCK SPLIT

With the exception of the anticipated post-split share numbers and dollar amounts set forth in this proposal, the share numbers and dollar amounts in this proxy statement do not reflect the effect of the Reverse Stock Split unless otherwise indicated.

General

Our board of directors has approved an amendment to our certificate of incorporation, currently in effect, to effect a reverse stock split of our issued and outstanding capital stock such that every three (3) to four (4) shares (the “Reverse Split Range”) of our capital stock will be combined and reclassified into one share of capital stock of the same class and series, with the exact ratio (the “Reverse Split Ratio”) within the Reverse Split Range to be determined by our board of directors and publicly announced by the Company, which Reverse Split Ratio shall be the same for the common stock and each series of the preferred stock (the “Reverse Stock Split”). Our board of directors further directed that this amendment be submitted to our stockholders for their consideration and has recommended it for approval. The form of this amendment (the “Certificate of Amendment for Proposal 1”) is attached to this proxy statement as Appendix A.

If the Certificate of Amendment for Proposal 1 is approved by our stockholders, our board of directors will have the discretion to determine the exact Reverse Split Ratio to be used within the Reverse Split Range. Our board of directors may also, in its discretion, determine not to effect the Reverse Stock Split if it concludes, subsequent to obtaining stockholder approval, such action is not in the best interests of the Company. The purpose of providing the Reverse Split Range for the Reverse Split Ratio is to give our board of directors the flexibility to increase the price per share and reduce the number of shares outstanding in connection with a proposed registered initial public offering of our common stock. In determining whether to effect the Reverse Stock Split and, if so, the Reverse Split Ratio to be used, our board of directors may consider, among other things, factors such as:

•	the initial listing requirements of various stock exchanges;

•	the number of shares of our common stock outstanding;

•

the anticipated impact of the Reverse Stock Split on the proposed public offering price of our common stock in the proposed registered initial public offering and trading market for our common stock; and

•	prevailing general market and economic conditions.

No less than three (3) and no more than four (4) shares of our existing capital stock will be combined into one share of our capital stock of the same class and series, with the final Reverse Split Ratio within the Reverse Split Range to be determined by our board of directors. Cash will be paid in lieu of the issuance of fractional shares. The Dividend Rate, the Original Issue Price, the Conversion Price and the Participation Cap for each series of preferred stock, in each case as defined in our certificate of incorporation currently in effect, and each outstanding share threshold in our certificate of incorporation currently in effect will be proportionately adjusted in connection with the Reverse Stock Split.

The proposed Certificate of Amendment for Proposal 1 to effect the Reverse Stock Split will implement the Reverse Stock Split but will not change the number of authorized shares of our common stock or preferred stock or the par value of our common stock or preferred stock. While Delaware law permits the final Reverse Split Ratio to be incorporated by reference to an external fact (in this case, a Board determination of the exact ratio), Delaware law does not permit determination of the authorized number of shares of a Delaware corporation to be incorporated by reference. Therefore, if Proposal 1 is approved and the Reverse Stock Split is implemented, but we do not effect a registered initial public offering and file a Post-IPO Certificate as contemplated by Proposal 3, we expect that we would seek stockholder approval to amend our certificate of incorporation to reduce the authorized number of each class and series of our capital stock proportionately by the amount of the Reverse Split Ratio. If we do effect a registered initial public offering and file the Post-IPO Certificate, as proposed in Proposal 3, the Post-IPO Certificate will establish a new lower number of authorized shares of our common stock, as compared to our certificate of incorporation currently in effect, as well as eliminate the authorized preferred stock. Please see Proposal 3 for more information regarding the Post-IPO Certificate.

Background and Reasons for the Reverse Stock Split

Our board of directors is submitting the Reverse Stock Split to our stockholders for approval with the primary intent of establishing a proposed initial public offering price of our common stock pursuant to a registered initial public offering of our common stock. The Company’s management believes that the proposed public offering price may affect the acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

Principal Effects of the Reverse Stock Split

The principal effects of the Reverse Stock Split will be that (i) the number of shares of common stock issued and outstanding will be reduced from              shares as of the Record Date to approximately              to              shares (subject to the elimination of fractional shares), (ii) the number of shares of preferred stock issued and outstanding will be reduced from              shares as of the Record Date to approximately              to              shares (subject to the elimination of fractional shares), (iii) the Dividend Rate, the Original Issue Price, the Conversion Price and the Participation Cap for each series of preferred stock, in each case as defined in our certificate of incorporation currently in effect, will be accordingly adjusted to be equal to three (3) to four (4) times the amount specified before the Reverse Stock Split, (iv) each share number other than the authorized number of shares of common stock and each series of preferred stock in our certificate of incorporation currently in effect will be accordingly adjusted to be equal to one-third (1/3) to one-fourth (1/4) of the number specified before the Reverse Stock Split; (v) all outstanding options or warrants entitling the holders thereof to purchase shares of common stock or any series of preferred stock will, after the effectiveness of the Reverse Stock Split, enable such holders to purchase, upon exercise of their options or warrants, one-third (1/3) to one-fourth (1/4) of the number of shares of common stock or same series of preferred stock which such holders would have been able to purchase upon exercise of their options or warrants immediately preceding the Reverse Stock Split, at an exercise price equal to three (3) to four (4) times the exercise price specified before the Reverse Stock Split, resulting in the same aggregate price being required to be paid upon exercise thereof immediately preceding the Reverse Stock Split; and (vi) the number of shares authorized for issuance pursuant to each of our equity compensation plans (including the 2012 Employee Share Purchase Plan, if Proposal 5 is approved) will be reduced to one-third (1/3) to one-fourth (1/4) of the number of shares currently included in each plan; in each case, depending on the exact Reverse Split Ratio determined by our board of directors.

Upon the determination by our board of directors of the exact Reverse Split Ratio and the Company’s filing of the Certificate of Amendment for Proposal 1 with the Secretary of State of the State of Delaware, shares of our common stock and each series of preferred stock issued and outstanding immediately prior to the effectiveness of the Reverse Stock Split will be combined and converted, automatically and without any action on the part of our stockholders, into new shares of our common stock and same series of preferred stock respectively in accordance with the Reverse Split Ratio. The Reverse Stock Split will be implemented simultaneously for all of the issued and outstanding shares of common stock and each series of preferred stock.

Upon the effectiveness of the Reverse Stock Split, each of our stockholders will own a reduced number of shares of our common stock or preferred stock, as the case may be. However, the Reverse Stock Split will affect all of our stockholders uniformly and will not, in and of itself, affect any stockholder’s percentage ownership interests in the Company, except for adjustments that may result from the treatment of fractional shares as described below. Proportionate voting rights and other rights and preferences of our stockholders will not be affected by the Reverse Stock Split, in and of itself. The conversion rate of each series of preferred stock into common stock will remain one-to-one following the Reverse Stock Split.

Each stockholder is urged to consult with such stockholder’s tax advisor with respect to any potential tax consequences of the Reverse Stock Split.

Potential Anti-Takeover Effect

Because the number of authorized shares of the Company’s common stock and preferred stock will not be reduced proportionately, the Reverse Stock Split will increase the ability of our board of directors to issue authorized and unissued shares without further stockholder action. This could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of us more difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control of us. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Despite these possible anti-takeover effects, our board of directors is not proposing the Reverse Stock Split with the intent that it be utilized as a type of anti-takeover device nor is the Reverse Stock Split being proposed in response to any effort of which we are aware to accumulate shares of our capital stock or obtain control of the Company. Furthermore, other than (i) the issuance of shares of common stock pursuant to the Company’s proposed registered initial public offering of its common stock, (ii) the potential issuance of options to purchase shares of our common stock pursuant to our equity incentive plans and (iii) the potential issuance of shares of capital stock pursuant to the exercise of outstanding options and warrants, the Company does not have any current understanding, arrangement or plan to issue or sell shares of its capital stock after the Reverse Stock Split has taken effect. If the Post-IPO Certificate as contemplated by Proposal 3 is approved by our stockholders, we will file the Post-IPO Certificate with the Secretary of State of the State of Delaware immediately prior to the consummation of our proposed registered initial public offering which would establish a new lower number of shares of authorized capital stock than which is currently in effect and will not authorize any shares of preferred stock. Furthermore, if Proposal 1 is approved and the Reverse Stock Split is implemented, but we do not file the Post-IPO Certificate as contemplated by Proposal 3, we plan to seek stockholder approval to amend our certificate of incorporation to reduce the authorized number of each class and series of our capital stock proportionately by the amount of the Reverse Split Ratio.

Procedure for Effecting the Reverse Stock Split

If approved by the stockholders, the Reverse Stock Split will become effective after our board of directors determines the exact Reverse Split Ratio and the Company files the Certificate of Amendment for Proposal 1 with the Secretary of State of the State of Delaware. It is expected that such effective time will be prior to the Company’s execution of the underwriting agreement in connection with the Company’s proposed registered initial public offering of its common stock. However, the exact timing of the effectiveness of the Reserve Stock Split will be determined by the board of directors based upon its evaluation as to when and whether such action will be most advantageous to the Company and its stockholders, and the board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split by not filing the Certificate of Amendment for Proposal 1 if, at any time prior to filing such Certificate of Amendment for Proposal 1, our board of directors, in its sole discretion determines that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

After the implementation of the Reverse Stock Split, stockholders may, at his, her or its option, surrender his, her or its certificate(s) representing the shares of our capital stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split capital stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. If Old Certificates are surrendered to the transfer agent, then such stockholder will then receive New Certificate(s) representing the number of whole shares of our capital stock of the same class and series, to which he, she or it is entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split capital stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of shares, will automatically be exchanged for New Certificates. If an Old Certificate has restrictive legends on the back of the Old Certificate(s), the New Certificate(s) will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

The Company expects that our current transfer agent or any new transfer agent that we engage in connection with the proposed registered initial public offering of our common stock will act as exchange agent for purposes of implementing the exchange of stock certificates. No service charges will be payable by holders of the Company’s capital stock in connection with the exchange of certificates. All of such expenses will be borne by the Company.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Instead, the Company will pay cash for any fractional share resulting from the Reverse Stock Split in an amount equal to the fair value of such fractional shares, based on the fair market value of the applicable capital stock of the Company, as determined in good faith by the Company’s board of directors immediately prior to the Reverse Stock Split.

Vote Required

The affirmative vote of (i) at least sixty percent (60%) of the outstanding shares of our preferred stock (voting together as a single class and not as separate series, and on an as-if converted to common stock basis) and (ii) a majority of the outstanding shares of our common stock and preferred stock (voting together as a single class on an as-if converted to common stock basis) is required for the approval of the Certificate of Amendment for Proposal 1 to effect the Reverse Stock Split.

Board’s Recommendation of Proposal 1

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

PROPOSAL 2: APPROVAL OF ANTI-DILUTION AMENDMENT

General

The Company’s current certificate of incorporation provides for an adjustment to the ratio at which shares of our preferred stock are convertible into shares of common stock upon certain issuances of our common stock (or securities convertible into or exercisable for shares of our common stock) without consideration or at a price per share less than the conversion price then in effect with respect to such series of preferred stock (the “Anti-Dilution Rights”).

Our board of directors has approved an amendment to our certificate of incorporation (whether currently in effect or amended as a result of the filing of the Certificate of Amendment for Proposal 1) to give (i) the holders of not less than sixty percent (60%) of the then outstanding shares of preferred stock and (ii) the holders of not less than sixty percent (60%) of the then outstanding shares of Series E Preferred Stock the ability to exempt an issuance of common stock from the price-based anti-dilution adjustment applicable to our outstanding shares of preferred stock (the “Anti-Dilution Amendment”). Our board of directors further directed that this amendment be submitted to our stockholders for their consideration and has recommended it for approval. A copy of this amendment (the “Certificate of Amendment for Proposal 2”) is attached to this proxy statement as Appendix B.

If approved by our stockholders, the Anti-Dilution Amendment will be implemented by expanding the list of issuances not covered by the definition of “Additional Stock” in the Company’s certificate of incorporation, by including the issuance of shares of common stock that are approved and not deemed to be “Additional Stock” by the written consent or agreement of (i) the holders of not less than sixty percent (60%) of the then outstanding shares of Preferred Stock and (ii) the holders of not less than sixty percent (60%) of the then outstanding shares of Series E Preferred Stock.

If approved by our stockholders, we intend to submit the Certificate of Amendment for Proposal 2 to the Secretary of State of the State of Delaware for filing as soon as reasonably practicable after receiving stockholder approval. The Certificate of Amendment for Proposal 2 will become effective immediately upon acceptance of filing by the Secretary of State. However, the exact timing of the filing of such Certificate of Amendment for Proposal 2 will be determined by our board of directors based upon its evaluation as to when and whether such action will be most advantageous to the Company and its stockholders, and the board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the filing of the Certificate of Amendment for Proposal 2 if, at any time prior to filing such Certificate of Amendment for Proposal 2, our board of directors, in its sole discretion determines that it is no longer in the best interests of the Company and its stockholders.

Background and Reasons

Our board of directors is submitting the Anti-Dilution Amendment to our stockholders for approval with the primary intent of providing our stockholders greater flexibility to waive price-based anti-dilution adjustments. The Anti-Dilution Amendment implements a mechanism whereby holders of preferred stock and holders of Series E Preferred Stock may elect to waive price-based anti-dilution adjustment that would otherwise be triggered by any share issuance by the Company at below the then-effective conversion price for any series of preferred stock. Without the Anti-Dilution Amendment, the Company may conduct such share issuance without triggering the price-based anti-dilution adjustment only by amending its certificate of incorporation.

Vote Required

The affirmative vote by the holders of (i) at least sixty percent (60%) of the outstanding shares of our preferred stock (voting together as a single class and not as separate series, and on an as-if converted to common stock basis), (ii) at least sixty percent (60%) of the outstanding shares of our Series E Preferred Stock (voting as a separate class), (iii) a majority of the outstanding shares of our Series A Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (voting together as a single class and not as separate series, and on an as-if converted to common stock basis), and (iv) a majority of the outstanding shares of our common stock and preferred stock (voting together as a single class on an as-if converted to common stock basis) is required for the approval of the Certificate of Amendment for Proposal 2 to include the Anti-Dilution Amendment.

Board’s Recommendation of Proposal 2

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO AMEND THE CERTIFICATE OF INCORPORATION TO INCLUDE THE ANTI-DILUTION AMENDMENT.

PROPOSAL 3: APPROVAL OF POST-IPO CERTIFICATE OF INCORPORATION

General

Our board of directors has approved and adopted an amended and restated certificate of incorporation of the Company (the “Post-IPO Certificate”), to be effective as of the filing of such Post-IPO Certificate with the Secretary of State of the State of Delaware immediately prior to the consummation of a proposed registered initial public offering of the Company’s common stock. Our board of directors further directed that the Post-IPO Certificate be submitted to our stockholders for their consideration and has recommended it for approval. A copy of the Post-IPO Certificate is attached to this proxy statement as Appendix C.

If approved by our stockholders, we intend to submit the Post-IPO Certificate to the Secretary of State of the State of Delaware for filing immediately prior to the consummation of the Company’s proposed registered initial public offering of its common stock.

There can be no assurance that the Company will complete its proposed registered initial public offering of common stock or that the Company’s common stock will become listed on a stock exchange. Even if we receive stockholder approval and the conditions as stated above are satisfied, our board of directors reserves the right, without further action by the stockholders, to elect not to proceed with the filing of the Post-IPO Certificate if, at any time prior to the filing, our board of directors determines that it is no longer in the Company’s and its stockholders’ best interest to proceed with the filing.

Material Changes and Reasons for the Changes

Our current certificate of incorporation is tailored for a closely-held company. The Post-IPO Certificate has been adopted by our board of directors in connection with the Company’s proposed registered initial public offering of its common stock. The Post-IPO Certificate proposes, among other things, the following material changes to our current certificate of incorporation. This summary of proposed changes does not purport to be complete and is qualified in its entirety by reference to the Post-IPO Certificate, the form of which is attached hereto as Appendix C.

Provisions Related to Preferred Stock

The Post-IPO Certificate eliminates the provisions related to the authorization, designation and all other rights, preferences and privileges of the currently authorized preferred stock because all outstanding shares of preferred stock will be converted into shares of common stock upon the consummation of the Company’s proposed registered initial public offering of its common stock. As a result, there will be no shares of preferred stock authorized or outstanding after the Post-IPO Certificate takes effect.

Authorized Number of Shares

The Post-IPO Certificate decreases the authorized number of common stock to 47,500,000 shares (after giving effect to the Reverse Stock Split and conversion of all outstanding shares of our preferred stock to common stock). In determining such number, our board of directors has taken into account, as of the Record Date, the number of our outstanding shares, our outstanding options and warrants, as well as shares of common stock reserved for issuance under our equity incentive plans and the proposed 2012 Employee Stock Purchase Plan described below in Proposal 5 (the “Fully-Diluted Capitalization”). Our board of directors also considered its preliminary estimate of the potential number of shares of our common stock that we may sell in our proposed registered initial public offering of common stock. The following table contains information regarding our current authorized numbers of shares and the proposed authorized shares of our common stock in the Post-IPO

Certificate, our current Fully-Diluted Capitalization and anticipated Post-IPO Certificate Fully-Diluted Capitalization assuming a 3-to-1 Reverse Stock Split or a 4-to-1 Reverse Stock Split.

	Pre-Reverse Stock Split		Post-IPO Certificate		Post-IPO Certificate
			(Assumes 3-to-1 Reverse Stock Split)		(Assumes 4-to-1 Reverse Stock Split)
Common Stock Authorized:	80,000,000	*	47,500,000		47,500,000
Fully-Diluted Capitalization:	63,867,973		21,289,258	#	15,966,936	#

*	Does not include 60,152,555 shares of currently authorized preferred stock. It is expected that all outstanding shares of preferred stock will be converted to shares of common stock upon the consummation of the proposed registered initial public offering of common stock, as described above.
#

The Post-IPO Certificate Fully-Diluted Capitalization numbers as of the Record Date in the table above do not take into account any shares that may be sold in our proposed registered initial public offering, which would increase our Post-IPO Certificate Fully-Diluted Capitalization.

We have not yet determined the final terms of the proposed registered initial public offering, including the number and price of shares that we intend to offer and sell in the offering. Accordingly, it is impracticable to estimate our Fully-Diluted Capitalization after the offering, the approximate amount of consideration that we will receive in the offering and the approximate amount of net proceeds, if any, received in the offering that will be devoted to specified purposes. Further authorization for the issuance of the shares in such offering by a vote of the Company’s stockholders will not be solicited prior to such issuance.

The number of authorized shares over the amount of our Fully-Diluted Capitalization is not intended to construct or enable any anti-takeover defense or mechanism on behalf of the Company. The purpose of having additional authorized shares is to reserve enough shares for issuance in the proposed registered initial public offering of our common stock, as well as allow us the flexibility to issue stock in connection with other equity financings or acquisitions. The Company does not have any current understanding, arrangement or plan to issue or sell shares of its capital stock other than (i) the issuance of shares of common stock pursuant to the Company’s proposed registered initial public offering of its common stock, (ii) the potential issuance of options to purchase shares of our common stock pursuant to our equity incentive plans and (iii) the potential issuance of shares of capital stock pursuant to the exercise of outstanding options and warrants. Nevertheless, the excess in authorized shares could, under certain circumstances, have an anti-takeover effect. For example, the additional available shares could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control of us. Similarly, the issuance of the additional available shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The additional authorized shares therefore may have the effect of discouraging unsolicited takeover attempts.

Anti-Takeover Provisions

The Post-IPO Certificate as proposed incorporates the following provisions, which our board of directors believes will benefit the Company by promoting continuity and stability in the Company’s management, policies and procedures. The summary set forth below of the anti-takeover provisions does not purport to be complete and is qualified in its entirety by reference to the Post-IPO Certificate, the form of which is attached hereto as Appendix C.

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Filling Vacancies. The Post-IPO Certificate provides that vacancies on our board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office for which they hold expires or until such director’s successor shall have been duly elected and qualified. Accordingly, the board of directors could prevent any stockholder from filling the new directorships with such stockholder’s own nominee.

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No Cumulative Vote. The Post-IPO Certificate does not provide stockholders with the ability to cumulate their votes. Cumulative voting would allow a minority stockholder to gain as many seats on our board of directors based on the number of shares of our stock the stockholder holds as compared to the number of seats the stockholder would be able to gain if cumulative voting were not permitted. Accordingly, the absence of cumulative voting in the Post-IPO Certificate makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.

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Advance Notification. The Post-IPO Certificate requires advance notification of stockholder proposals and nomination of candidates for election as directors in the manner provided in our proposed Post-IPO Bylaws (see Proposal 4 for a detailed description of these advance notification provisions, the reasons for proposing these provisions and how they may affect stockholder rights).

The anti-takeover provisions summarized above, once adopted and effective, may discourage or delay a change in our management or control over us that stockholders may consider favorable.

Power of the Board of Directors to Adopt, Amend or Repeal the Bylaws

The Post-IPO Certificate expressly authorizes our board of directors to adopt, amend or repeal the Company’s bylaws. Our current certificate of incorporation does not provide for such express authorization. In accordance with the Delaware law, the power to adopt, amend or repeal bylaws shall be in the stockholders and the board of directors will not have such power unless a corporation authorizes so in its certificate of incorporation. Because the bylaws set forth procedures relating to the Company’s corporate governance, our board of directors has determined that providing the board of directors the power to unilaterally amend or repeal the Company’s bylaws is appropriate. This authority also allows the Company to efficiently implement changes to our bylaws without having to incur the expense and time of preparing a proxy or information statement and soliciting the approval of the Company’s stockholders.

If the Post-IPO Certificate is approved, our board of directors will be able to adopt, amend or repeal the Company’s bylaws without first obtaining stockholders’ approval. However, the Post-IPO Certificate, if approved by stockholders, will not divest or limit the power of stockholders to adopt, amend or repeal our bylaws.

Vote Required

The affirmative vote by the holders of (i) at least sixty percent (60%) of the outstanding shares of our preferred stock (voting together as a single class and not as separate series, and on an as-if converted to common stock basis), (ii) at least sixty percent (60%) of the outstanding shares of our Series E Preferred Stock (voting together as a separate class), (iii) a majority of the outstanding shares of our Series D Preferred Stock (voting as a separate class), (iv) a majority of the outstanding shares of our Series C Preferred Stock (voting together as a separate class), and (v) a majority of the outstanding shares of our common stock and preferred stock (voting together as a single class on an as-if converted to common stock basis) is required for the approval of the Post-IPO Certificate.

Board’s Recommendation of Proposal 3

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE POST-IPO CERTIFICATE TO BE EFFECTIVE IMMEDIATELY PRIOR TO THE CONSUMMATION OF THE COMPANY’S PROPOSED REGISTERED INITIAL PUBLIC OFFERING OF ITS COMMON STOCK.

PROPOSAL 4: APPROVAL OF POST-IPO BYLAWS

General

Our board of directors has approved and adopted amended and restated bylaws of the Company (the “Post-IPO Bylaws”), to be effective concurrently with the effectiveness of the Post-IPO Certificate. Our board of directors further directed that the Post-IPO Bylaws be submitted to our stockholders for their consideration and has recommended it for approval. The form of the Post-IPO Bylaws is attached to this proxy statement as Appendix D.

If this Proposal 4 is approved, the Post-IPO Bylaws will take effect concurrently with the effectiveness of the Post-IPO Certificate.

Material Changes and Reasons for the Changes

The Post-IPO Bylaws have been adopted by our board of directors in connection with the Company’s proposed registered initial public offering of its common stock. The Post-IPO Bylaws, among other things, propose the following material changes to our current bylaws. The summary below does not purport to be complete and is qualified in its entirety by reference to the Post-IPO Bylaws, the form of which is attached hereto as Appendix D.

Advance Notice Requirements

The Post-IPO Bylaws require that advance notice be delivered to the Company of any nominations of persons for election to the board of directors and any proposals of other business to be considered by stockholders at an annual or special meeting of stockholders (other than those submitted in reliance on Rule 14a-8 under the Exchange Act), and provide for notice procedures to be followed by stockholders in making such nominations or proposals of business. Such notice procedures include, among others, requirements that the stockholders provide timely and proper written notice to the Secretary of the Company. A summary of the proposed advance notice requirements are set forth below:

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In the case of an annual stockholder meeting, stockholders generally are required to give written notice of a nomination or proposal to the Secretary of the Company no later than 90 days but no earlier than 120 days before the first anniversary of the preceding year’s annual meeting. In the event that no proxy materials were mailed by the Company in connection with the preceding year’s annual meeting or in the event that the date of the annual meeting is more than 30 days before or more than 70 days after the anniversary date, a stockholder must give notice of a nomination or proposal no earlier than 120 days prior to the new meeting date and no later than the later of 90 days prior to the new meeting date or 10 days after the date on which the meeting is first announced publicly.

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For special stockholder meetings, only business set forth in the notice of that special meeting may be conducted. If the Company’s board of directors determines that directors are to be elected at a special meeting, nominations for the election of directors at that special meeting will be permitted to be made only by the Company’s board of directors or by a stockholder who is a stockholder at the time notice is given and who will be entitled to vote at that special meeting. If the Company calls a special meeting of stockholders to elect directors, a stockholder must give notice of a nomination to the Secretary of the Company no earlier than 120 days prior to the special meeting and no later than the later of 90 days prior to the special meeting or 10 days after the date on which the meeting is first announced publicly.

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With regard to either an annual or a special stockholder meeting, a stockholder’s notice to the Secretary of the Company is required to include specific information regarding the director nominee or other business proposed by the stockholder, as applicable, and the stockholder giving the notice and such stockholder’s beneficial ownership as well as such other information as set forth in Section 2.7(A)(2) of the Post-IPO Bylaws.

The advance notice provisions require any stockholder who desires to nominate directors or present proposals in a meeting to provide detailed information which is not required in our current bylaws and preclude the consideration of nominees or the conduct of business at a particular meeting if the advance notice procedures are not followed correctly. As a result, a stockholder nomination or proposal that is not made in compliance with the proposed advanced notice requirements could be disregarded or not transacted.

The advanced notice provisions, once adopted and effective, may discourage or delay a change in our board of directors or certain other proposals that stockholders may consider favorable. While some stockholders may find that these provisions serve to limit or discourage an acquisition of the Company or other stockholder proposals, our board of directors believes that the advance notice requirements are beneficial to both our stockholders and to our board of directors in planning for and administering stockholder meetings. These procedures help our stockholders to better understand the procedures that must be followed in order to comply with the applicable provisions of our bylaws when submitting proposals for a stockholder meeting, and they enable our board of directors to better prepare for such meetings and inform stockholders prior to the meeting of the business to be conducted.

Right to Bring Suit for Indemnification Rights

The Post-IPO Bylaws expressly provide for the right of a director, officer, employee or agent of the Company to bring suit against the Company to enforce such person’s indemnification rights in connection with their actions in capacity as a director, officer, employee or agent of the Company. Our board of directors believes these provisions strengthen the existing indemnification provisions in the current bylaws and allow the Company to attract and retain qualified service providers, including board of directors. We believe this provision is beneficial given the increased risk of lawsuits against our directors and officers as a result of being a publicly-traded company.

Filling Board Vacancies

Similar to the Post-IPO Certificate, the Post-IPO Bylaws provide that vacancies on our board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office for which they hold expires or until such director’s successor shall have been duly elected and qualified. Accordingly, the board of directors could prevent any stockholder from filling the new directorships with such stockholder’s own nominee.

Vote Required

The affirmative vote by the holders of (i) at least sixty percent (60%) of the outstanding shares of our preferred stock (voting together as a single class and not as separate series, and on an as-if converted to common stock basis) and (ii) a majority of the outstanding shares of our common stock and preferred stock (voting together as a single class on an as-if converted to common stock basis) present in person or represented by proxy at the Special Meeting and entitled to vote is required for the approval of the Post-IPO Bylaws.

Board’s Recommendation of Proposal 4

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE POST-IPO BYLAWS TO BE EFFECTIVE IMMEDIATELY PRIOR TO THE CONSUMMATION OF THE COMPANY’S PROPOSED REGISTERED INITIAL PUBLIC OFFERING OF ITS COMMON STOCK.

PROPOSAL 5: APPROVAL OF 2012 EMPLOYEE STOCK PURCHASE PLAN

Our stockholders are being asked to approve the KaloBios Pharmaceuticals, Inc. 2012 Employee Stock Purchase Plan (the “ESPP”). The principal purpose of the ESPP is to provide eligible employees with an opportunity to increase their proprietary interest in our success by purchasing shares of our common stock on favorable terms through payroll deductions.

Our board of directors adopted the ESPP on September 20, 2012, subject to approval by our stockholders. If approved by our stockholders, the ESPP will become effective on the effective date of the registration statement for the Company’s proposed initial public offering of its common stock. Our board of directors has not yet determined when the ESPP might be implemented and made available for participation by our employees. The principal terms and provisions of the ESPP are summarized below. The summary, however, is not intended to be a complete description of all terms of the ESPP and is qualified in its entirety by reference to the full text of the ESPP attached as Appendix E to this proxy statement.

Key Provisions

Share Reserve. Up to 600,000 shares of our common stock are available for purchase under the ESPP. The number of shares reserved under the ESPP will automatically adjust in the event of a stock split, a stock dividend, a reverse stock split or a similar change in our corporate structure that affects our common stock (including the Reverse Stock Split if Proposal 1 is approved by our stockholders). No shares of our common stock have been purchased or issued under the ESPP as of the date of this proxy statement.

Administration. The compensation committee of our board of directors will administer the ESPP. The compensation committee has the complete discretion to interpret the ESPP and to make all decisions relating to the ESPP.

Eligibility. Our employees are generally eligible to participate in the ESPP if we employ them for more than 20 hours per week and for more than five months per year. However, a participant may not be granted rights to purchase our common stock under the ESPP if, following his or her purchase, the participant would own stock possessing more than 5% of the total combined voting power of all classes of our stock. Eligible employees may begin participating in the ESPP at the start of any offering period by filing an enrollment form with us. As of August 29, 2012, approximately 21 individuals (including four executive officers) were eligible to participate in the ESPP.

Offering Periods. Each offering period will last for a pre-established number of months determined by the compensation committee, not to exceed 27 months. Any additional offering periods may run consecutively or may overlap with other offering periods, as determined by the compensation committee.

Amount of Contributions. The ESPP permits each eligible employee to purchase common stock through payroll deductions. Each employee may elect to withhold a certain portion of his or her compensation for the purchase of stock under the ESPP, which may not be less than 1% and may not exceed 15% of his or her total cash compensation. Participants may reduce, but not increase their contribution rates during an offering period. In addition, participants may withdraw their contributions at any time before stock is purchased. Participants may also increase their contribution rates for any subsequent offering period by filing a new election form with us prior to the start of such offering period.

Purchases of Shares. Purchases of our common stock under the ESPP will occur on one or more specified purchase dates during an offering period, with purchase dates typically specified to occur on the last trading day of the offering period. Each participant will be deemed to have elected to purchase as many shares as his or her contributions with respect to the applicable offering period permit, but generally not more than 3,000 shares per purchase period, subject to adjustment in the event of a stock split, a stock dividend, a reverse stock split, or a similar change in our corporate structure that affects our common stock (including the Reverse Stock Split if Proposal 1 is approved by our stockholders). In addition, the value of the shares purchased in any calendar year may not exceed $25,000. Generally, any funds accumulated during an offering period that are not used to purchase shares will be refunded to the participant.

Insufficient Shares. If the total number of shares of our common stock which are to be purchased on any particular date exceeds the number of shares available for issuance under the ESPP, the compensation committee will make a pro rata allocation of the available shares on the first date of the applicable offering period. In the event of such a pro rata allocation, the compensation committee has discretion to determine to continue or to terminate all offering periods then in effect.

Purchase Price. The price of each share of common stock purchased under the ESPP will not be less than 85% of the lower of:

•	the fair market value per share of common stock on the first day of the applicable offering period; or

•	the fair market value per share of common stock on the applicable purchase date.

Other Provisions. Employees may elect to end their participation in the ESPP at any time. Participation ends automatically upon a termination of employment with us for any reason.

Corporate Reorganization. If we are subject to a merger, consolidation, asset sale or similar transaction, unless the surviving corporation assumes or continues the ESPP, the ESPP will terminate, any in-progress offering periods will terminate, and we will establish a new purchase date for each such offering period upon which shares may be purchased with the payroll deductions accumulated to date by participating employees.

Termination and Amendment. The ESPP will terminate automatically 20 years after its adoption by our board of directors, but the compensation committee may amend or terminate the ESPP at any time. Upon a termination of the ESPP, the compensation committee has discretion to terminate all outstanding offering periods and return any amounts credited to participant accounts which have not been used to purchase shares of our common stock to participants, or to permit such offering periods to expire in accordance with their terms. If the compensation committee increases the number of shares of common stock reserved for issuance under the ESPP, it must seek the approval of our stockholders. Other amendments require stockholder approval only to the extent required by law.

New Plan Benefits

Our current non-employee directors are not eligible to receive any benefits under the ESPP. As of the date of this proxy statement, no purchase rights have been granted, and no shares have been issued, under the ESPP. The number of shares to be allocated to our employees and current executive officers under the ESPP depends on the degree of participation by the employees and executive officers and the trading price of our common stock in the future and, accordingly, is not determinable at this time.

Federal Income Tax Consequences of ESPP

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. Under such a plan, no taxable income will be recognized by a participant and no deductions will be allowable to the Company, by reason of either the grant or exercise of the purchase rights. A participant will, however, recognize taxable income in the year in which there is a sale or other disposition of the purchased shares, or in the event that the participant dies while owning the purchased shares.

Upon sale or other disposition of the purchased shares, a participant will recognize ordinary income. If the shares were held for more than two years from the date on which the purchase right relating to those shares was granted (generally, the first day of the offering period in which the shares were acquired), then the amount of ordinary income recognized will be equal to the lesser of (a) the difference between the fair market value of the shares on the date of disposition and the purchase price paid for the shares, or (b) 15% of the fair market value of the shares on the date of grant of the purchase right. We will not be entitled to an income tax deduction with respect to such disposition.

If a sale or other disposition of the purchased shares is made within two years after the date on which the purchase right relating to those shares was granted (generally, the first day of the offering period in which the shares were acquired), then the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the purchase date over the purchase price paid for the shares. We will be entitled to an income tax deduction equal to the amount of income recognized.

Any additional gain or loss recognized by the participant upon the disposition of the shares will be a capital gain or loss, and the amount of ordinary income recognized by the participant will be added to his or her basis in the common stock for purposes of determining such capital gain or loss.

If the participant still owns the purchased shares at the time of death, the lesser of (a) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (b) 15% of the fair market value of the shares on the applicable date of grant of the purchase right will constitute ordinary income in the year of death.

Vote Required

The affirmative vote by (i) the holders of at least sixty percent (60%) of the outstanding shares of our preferred stock (voting together as a single class and not as separate series, and on an as-if converted to common stock basis), and (ii) a majority of the outstanding shares of our common stock and preferred stock (voting together as a single class and on an as-if converted into common stock basis) present in person or represented by proxy at the Special Meeting and entitled to vote is required to approve the ESPP.

Board’s Recommendation of Proposal 5

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2012 EMPLOYEE STOCK PURCHASE PLAN AND THE RESERVATION OF UP TO 600,000 SHARES OF COMMON STOCK FOR PURCHASE THEREUNDER (WITH SUCH SHARE NUMBER SUBJECT TO ADJUSTMENT FOR THE REVERSE STOCK SPLIT IF PROPOSAL 1 IS APPROVED).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding beneficial ownership of our common stock as of August 31, 2012 by:

•	each stockholder or group of stockholders known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Percentage ownership of our common stock is based on 51,513,933 shares of our common stock outstanding as of August 31, 2012, which includes 43,910,723 shares of common stock convertible from outstanding shares of our preferred stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of August 31, 2012 are deemed to be outstanding and to be beneficially owned by the person holding the options but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o KaloBios Pharmaceuticals, Inc., 260 East Grand Avenue, South San Francisco, CA 94080.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders

Entities affiliated with MPM BioVentures (1) 200 Clarendon Street, 54th Floor Boston, MA 02116	9,128,221	17.72%

Entities affiliated with Sofinnova Ventures (2) 2800 Sand Hill Road, Suite 150 Menlo Park CA 94025	6,111,275	11.86%

Entities affiliated with Alloy Ventures (3) 400 Hamilton Ave, 4th Floor Palo Alto, CA 94301	5,764,041	11.19%

Entities affiliated with Fidelity Investments (4) 82 Devonshire Street, V13H Boston, MA 02109	5,000,000	9.71%

Entities affiliated with Lehman Brothers Holdings Inc. (5) 1271 Avenue of the Americas New York, NY 10020	3,472,222	6.74%

Baxter International Inc. (6) One Baxter Parkway Deerfield, IL 60015-4625	3,000,308	5.82%

Entities affiliated with GBS Venture Partners (7) 71 Collins St., Level 5 Melbourne, VIC 3000 Australia	2,805,950	5.45%

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Shares Beneficially Owned
Named Executive Officers and Directors

David W. Pritchard (8)	2,523,521	4.88%

Geoffrey T. Yarranton (9)	1,256,645	2.42%

Jonathan Leff, Ph.D. (10)	149,750	*

Dennis Henner, Ph.D. (1)	9,128,221	17.72%

James Healy, M.D., Ph.D. (2)	6,111,275	11.86%

Brigitte Smith (7)	2,805,950	5.45%

Ray Withy (11)	225,000	*

Ted W. Love (12)	112,500	*

Denise Gilbert, Ph.D. (13)	75,000	*

Gary Lyons (14)	37,500	*

All current executive officers and directors as a group (11 persons) (15)	23,435,612	43.72%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	Includes (i) 118,605 shares held of record by MPM Asset Management Investors 2005 BVIII LLC, (ii) 565,833 shares held of record by MPM BioVentures III GmbH & Co. Beteiligungs KG, (iii) 202,267 shares held of record by MPM BioVentures III Parallel Fund, LP, (iv) 450,240 shares held of record by MPM BioVentures III, LP, (v) 6,695,890 shares held of record by MPM BioVentures III-QP, L.P. and (vi) 1,095,386 shares held of record by MPM BioVentures Strategic Fund LP. MPM BioVentures III GP, L.P. and MPM BioVentures III LLC are the direct and indirect general partners of MPM BioVentures III GmbH & Co. Beteiligungs KG, MPM BioVentures III Parallel Fund, LP, MPM BioVentures III, LP, MPM BioVentures III-QP, L.P. and MPM BioVentures Strategic Fund LP. Luke Evnin, Ansbert Gadicke, Nicholas Galakatos, Dennis Henner, Nicholas Simon III, Michael Steinmetz, and Kurt Wheeler are the members of MPM BioVentures III LLC and MPM Asset Management Investors 2005 BVIII LLC. All members share all power to vote, acquire, hold, and dispose of all shares held by entities affiliated with MPM BioVentures III LLC and MPM Asset Management Investors 2005 BVIII LLC. Dennis Henner is also a member of our board of directors. Each member disclaims beneficial ownership of the securities except to the extent of his pecuniary interest therein.
(2)	Consists of (i) 143,891 shares held of record by Sofinnova Venture Affiliates V, LP, (ii) 5,877,997 shares held of record by Sofinnova Venture Partners V, LP, and (iii) 89,387 shares held of record by Sofinnova Venture Principals V, LP. James Healy, a member of our board of directors, Michael Powell, and Alain Azan are the managing directors of Sofinnova Venture Affiliates V, LP, Sofinnova Venture Partners V, LP, and Sofinnova Venture Principals V, LP. Dr. Healy serves as the President of Sofinnova Ventures, Inc., the management company affiliate of each of Sofinnova Venture Affiliates V, LP, Sofinnova Venture Partners V, LP and Sofinnova Venture Principals V, LP. All managing directors share all power to vote, acquire, hold and dispose of all shares held by the entities affiliated with Sofinnova Ventures. Each managing director disclaims beneficial ownership of the securities except to the extent of his pecuniary interest therein.
(3)

Consists of (i) 1,629,854 shares held of record by Alloy Annex I, L.P., (ii) 360,662 shares held of record by Alloy Corporate 2000, L.P., (iii) 618,759 shares held of record by Alloy Investors 2000, L.P., (iv) 153,806 shares held of record by Alloy Partners 2000, L.P. and (v) 3,000,960 shares held of record by Alloy Ventures 2000, L.P. Alloy Annex I, LLC is the general partner of Alloy Annex I, L.P. Alloy Ventures 2000, LLC is the general partner of Alloy Corporate 2000, L.P., Alloy Investors 2000, L.P., Alloy Partners 2000, L.P., and Alloy Ventures 2000, L.P. Doug Kelly, Craig Taylor, John Shoch, Dan Rubin, and Tony Di Bona are the managing members of Alloy Annex I, LLC. Doug Kelly, Craig Taylor, John Shoch, and Tony Di Bona are the managing members of Alloy Ventures 2000, LLC. All managing members share all power to vote, acquire, hold, and dispose of all shares held by the entities affiliated with Alloy Annex I, LLC and Alloy Ventures 2000, LLC. Each managing member disclaims beneficial ownership of the securities except to the extent of his pecuniary interest therein.
(4)	Consists of (i) 2,353,000 shares held of record by Fidelity Magellan Fund: Fidelity Magellan Fund, (ii) 1,403,000 shares held of record by Fidelity Securities Fund: Fidelity Dividend Growth Fund, (iii) 693,000 shares held of record by Fidelity Select Portfolios: Biotechnology Portfolio, (iv) 227,000 shares held of record by Variable Insurance Products Fund III: Balanced Portfolio, (v) 153,000 shares held of record by Fidelity Advisor Series I: Fidelity Advisor Dividend Growth Fund, (vi) 128,000 shares held of record by Fidelity Rutland Square Trust II: Strategic Advisers Core Fund, (vii) 42,000 shares held of record by Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund and (viii) 1,000 shares held of record by Fidelity Rutland Square Trust II: Strategic Advisers Core Multi-Manager Fund. Fidelity Management & Research Company (Fidelity), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 5,000,000 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 and for the entities set forth in the preceding sentence (the Funds). Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the Funds each has sole power to dispose of the 5,000,000 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Fidelity, FMR LLC, Edward C. Johnson 3d, and members of the family of Edward C. Johnson 3d have shared investment power with respect to all shares held by the Funds and the Funds have shared investment power with respect to the shares held by each fund. The Board of Trustees of each of the Funds has sole voting power with respect to the shares held by such fund, and neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Funds. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.
(5)	Consists of 3,472,222 shares held of record by LB I Group Inc. LB I Group Inc. is wholly-owned by Lehman ALI Inc., which is wholly-owned by Lehman Brothers Holdings Inc. (“LBHI”). Under the rules and regulations of the SEC, LB I Group Inc., Lehman ALI Inc., and LBHI may be deemed to (i) be the beneficial owners of the shares owned by LB I Group Inc. and (ii) share voting and investment power over such shares. Other than as a result of this corporate control group structure, LB I Group Inc., Lehman ALI Inc., and LBHI do not share investment or voting power over such shares. Other than the shares indicated in the table, LBHI is unable to confirm whether or not it is the beneficial owner of any additional shares of our capital stock that may or may not be owned by any of LBHI’s affiliates primarily due to (1) the commencement of various administrative or civil rehabilitation proceedings of subsidiaries comprising significant parts of LBHI’s European and Asian businesses, which have resulted in significant portions of LBHI’s securities trading records and systems being unavailable to, and non-accessible by, LBHI, and (2) the sale since September 15, 2008 of significant businesses comprising LBHI’s historical business.
(6)	Represents 3,000,308 shares held of record by Baxter International Inc., a publicly traded company.
(7)	Consists of (i) 2,033,354 shares held of record by GBS Venture Partners Limited, in its capacity as trustee of Bioscience Ventures II Fund, and (ii) 772,596 shares held of record by GBS Venture Partners Limited, in its capacity as trustee of the Genesis Fund. Brigitte Smith, a member of our board of directors, Dr. Geoff Brooke, Prof. John Mills, and Dr. George Morstyn are the members of the investment committee of GBS Venture Partners Limited. All members share all power to vote, acquire, hold, and dispose of all shares. Each member disclaims beneficial ownership of the securities except to the extent of their pecuniary interest therein.
(8)	Includes options to purchase 250,000 shares of common stock that may be exercised within 60 days of August 31, 2012.

(9)	Includes options to purchase 325,000 shares of common stock that may be exercised within 60 days of August 31, 2012.
(10)	Includes options to purchase 125,000 shares of common stock that may be exercised within 60 days of August 31, 2012. Dr. Leff’s employment terminated on February 24, 2012.
(11)	Includes options to purchase 125,000 shares of common stock that may be exercised within 60 days of August 31, 2012.
(12)	Consists of options to purchase 112,500 shares of common stock that may be exercised within 60 days of August 31, 2012.
(13)	Consists of options to purchase 75,000 shares of common stock that may be exercised within 60 days of August 31, 2012.
(14)	Consists of options to purchase 37,500 shares of common stock that may be exercised within 60 days of August 31, 2012.
(15)	Includes options to purchase 2,085,000 shares of common stock that may be exercised within 60 days of August 31, 2012.

EQUITY COMPENSATION PLAN INFORMATION

The following table discloses our equity compensation plan information as of December 31, 2011 (the end of Fiscal 2011) with share information in thousands). There are no equity compensation plans that have not been approved by our security holders as of December 31, 2011.

	Year ended December 31, 2011
	Number of securities to be issued upon exercise of outstanding stock options, warrants and rights (a)	Weighted- average exercise price of outstanding stock options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by stockholders	3,869,007	$0.33	3,602,958

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table shows, for the fiscal year ended December 31, 2011, information regarding the compensation awarded to, earned by or paid to our Chief Executive Officer and our two other most highly compensated executive officers. We refer to these officers as our “named executive officers.”

Name and Principal Position	Year	Salary	Bonus		Option Awards (1)	Stock Awards (1)	All Other Compensation		Total
Mr. David Pritchard President & Chief Executive Officer	2011	$340,000	—		—	$30,340	—		$370,340

Dr. Jonathan Leff (2) Former Chief Medical Officer	2011	311,635	$20,000	(3)	$115,600	22,500	$40,100	(4)	509,835

Dr. Geoffrey Yarranton Chief Scientific Officer & Executive Vice President, Research and Development	2011	275,000	—		—	9,020	—		284,020

(1)	The amounts in these columns represent the aggregate grant date fair value of option or stock awards (including performance-based restricted shares) granted to each named executive officer, computed in accordance with FASB ASC Topic 718, assuming full achievement of all performance objectives (if applicable). See Note 9 of the notes to our consolidated financial statements included in our registration statement for the proposed registered initial public offering of our common stock, for a discussion of all assumptions made by us in determining the grant date fair values of our equity awards.
(2)	Dr. Leff joined our company on February 14, 2011, and his employment terminated on February 24, 2012.
(3)	Represents a signing bonus that was paid to Dr. Leff when he joined our company.
(4)	Represents $22,500 in housing allowance, $7,600 in moving expenses and $10,000 in cash bonus to offset personal withholding obligations in connection with a stock grant.

Narrative to Compensation Tables

Annual Performance Share Awards

We have for the past several years, including 2011, granted annual performance-based restricted share awards (“Performance Shares”) to members of our senior management, including our named executive officers. These awards are intended to be an annual incentive program that keeps our management team focused on shorter-term objectives that further our longer-term business strategy, and we have offered this program instead of offering an annual cash bonus program. Each year, our board of directors or our compensation committee applies multiple corporate-level performance objectives to the Performance Share awards. These objectives are generally similar to the objectives set forth in our annual corporate plan and many relate to specific clinical and regulatory milestones for our products in development.

As in prior years, early in 2011 our board of directors granted our named executive officers Performance Shares subject to performance and service conditions. In addition to these newly-granted shares, Mr. Pritchard and Dr. Yarranton each held unvested shares of stock that had been granted but had not vested pursuant to Performance Share awards granted in prior years. The performance conditions that applied to Mr. Pritchard’s 2011 Performance Share award were solely based on total corporate-level performance, including goals relating to partnering programs, clinical and toxicology trials, patient participation, and similar goals applicable to our three primary antibodies, as well as research-related goals. For our other named executive officers, the conditions that applied to the 2011 Performance Share awards also included certain individual objectives generally relating to departmental goals. The table below sets forth the number of Performance Shares granted to each named executive officer in 2011, as well as the number of “roll-over” shares that Mr. Pritchard and Dr. Yarranton held in 2011 pursuant to pre-2011 Performance Share awards.

Unlike in recent years, during which the Performance Share award program was managed on a fiscal year basis, in 2011 our board of directors determined to evaluate performance based upon January to September 2011 performance, with the intention of next evaluating performance after June 2012. This has the effect of converting the program from an annual incentive program to one that operates on successive nine-month periods. Our compensation committee may at some point revert to an annual performance program and discontinue the current nine-month cycles, or it may structure a program that utilizes different performance periods.

Based upon its determination in early 2012 of the extent to which the performance objectives had been achieved during the January to September 2011 period, our board of directors determined that we achieved 50% of our corporate goals for that nine-month period and, therefore, the 2011 Performance Share awards should vest at the 37.5% level, meaning that 37.5% of the target number of shares then held were determined to have vested with respect to that period. The table below sets forth the total number of shares (including both pre-2011 and 2011 Performance Shares) that vested with respect to the performance period that ended on September 30, 2011, as well as the number of unvested Performance Shares that “rolled over” into the nine-month performance period that began on October 1, 2011. In July 2012, our board of directors determined that performance for the nine-month period from October 1, 2011 to June 30, 2012 had been achieved at the 89% level, and our compensation committee determined that all remaining unvested Performance Shares held by our named executive officers would vest in satisfaction of our obligations under this program, with any amount earned that exceeded the value of unvested Performance Shares paid in cash. As a result of the performance achieved during that period, the unvested shares held by Mr. Pritchard and Dr. Yarranton (as reflected in the table below) vested. Accordingly, none of our named executive officers hold unvested Performance Shares as of the date of this proxy statement. In July 2012, our compensation committee also determined to discontinue use of Performance Shares in connection with our annual performance incentive program, and we anticipate that the program will continue as an all-cash program into fiscal year 2013.

The following table details our Performance Share program as in operation between January 1, 2011 and June 30, 2012:

Officer	Shares Granted in 2011 as Performance Share Awards	Unearned Performance Shares Granted Before 2011	Total Shares Eligible to Vest under Performance Share Awards Outstanding in 2011	Total Shares that Vested with respect to the Performance Period Ended September 30, 2011	Unvested Shares that Rolled Forward into the October 1, 2011 to June 30, 2012 Performance Period*
Mr. Pritchard	74,000	111,000	185,000	69,375	115,625
Dr. Leff	55,000	—	55,000	24,750	—
Dr. Yarranton	22,000	33,000	55,000	20,625	34,375

*	These Performance Shares vested in connection with the performance achieved during the period ended June 30, 2012.

Stock Options

We offer stock options to our employees, including our named executive officers, as the long-term incentive component of our compensation program. Our stock options allow our employees to purchase shares of our common stock at a price equal to the fair market value of our common stock on the date of grant. In the past, our board of directors has determined the fair market value of our common stock based upon inputs including valuation reports prepared by third-party valuation firms. Generally, our stock options granted to new hires have vested as to 25% of the total number of option shares granted on the first anniversary of the award and in equal monthly installments over the ensuing 36 months, whereas subsequent grants to employees generally vest in equal monthly installments over 48 months. We also have generally offered our employees the opportunity to purchase the unvested shares subject to their options, with us retaining a right to repurchase from the employee any shares that remain unvested if the employee’s service with us terminates prior to the date on which the options are fully vested. Of our named executive officers, only Dr. Leff was granted an option in 2011, which vests as to 25% of the total number of option shares granted on the first anniversary of the award and in equal monthly installments over the ensuing 36 months.

In connection with our registration statement filed with the SEC pursuant to Form 10, we adopted a new equity incentive plan and approved the terms of an employee stock purchase plan. Additional information about our stock plans, including our new equity incentive plan and employee stock purchase plan, is provided below under “Equity Plans.”

Outstanding Equity Awards at 2011 Fiscal Year End

The following table shows certain information regarding outstanding equity awards held by our named executive officers as of December 31, 2011:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (1)		Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Yet Vested		Market Value of Shares of Stock That Have Not Yet Vested (2)
Mr. Pritchard	250,000	(3)	—	$0.34	1/21/2019	—		—
Mr. Pritchard	—		—	—	—	115,625	(4)	$70,531
Dr. Leff	500,000	(5)	—	0.41	4/5/2021	—		—
Dr. Leff	—		—	—	—	30,250	(4)	18,453
Dr. Yarranton	100,000	(6)	—	0.14	4/19/2015	—		—
Dr. Yarranton	100,000	(7)	—	0.15	1/19/2017	—		—
Dr. Yarranton	50,000	(8)	—	0.34	1/21/2019	—		—
Dr. Yarranton	50,000	(9)	—	0.41	2/24/2020	—		—
Dr. Yarranton	—		—	—	—	34,375	(4)	20,969

(1)	All of our employee stock options permit the optionee to exercise and purchase vested as well as unvested shares. Unvested shares so purchased are subject to our right of repurchase at the optionee’s exercise price in the event the optionee’s service with us terminates prior to the end of the applicable vesting term. Accordingly, these columns reflect that all of our outstanding options are exercisable, whether or not the underlying shares are vested.
(2)	The value used for purposes of this column was the fair market value of our common stock on December 31, 2011, which was $0.61 per share of common stock. The actual value realized by the officer depends on whether the shares vest and the future performance of our common stock.
(3)	Option vests over four years of service from January 21, 2009, with 25% vesting upon completion of one year of service and 75% vesting in 36 equal monthly installments thereafter. 182,291 shares were vested as of December 31, 2011.
(4)	In early 2011, our board of directors granted our named executive officers the respective numbers of Performance Shares set forth in the table above under the section captioned “Annual Performance Share Awards.” At the time of these share awards, Mr. Pritchard and Dr. Yarranton each held unvested shares of stock that had been granted but not earned pursuant to Performance Share award grants made in prior years. The total number of shares that could have been earned based upon 2011 performance for each officer is reflected in the table above under the section captioned “Annual Performance Share Awards,” and includes shares granted pursuant to 2011 Performance Share awards and unearned shares granted pursuant to pre-2011 Performance Share awards. Also reflected in the table above under the section captioned “Annual Performance Share Awards” are the total number of shares each officer vested in based upon actual performance between January and September 2011. The number of shares reflected in the column entitled “Number of Shares of Stock That Have Not Yet Vested” reflects the number of Performance Shares the named executive officer held at December 31, 2011 that did not vest with respect to the performance period ended September 30, 2011.
(5)

Option vests over four years of service from February 14, 2011, with 25% vesting upon completion of one year of service and 75% vesting in 36 equal monthly installments thereafter. No shares were vested as of

December 31, 2011. 375,000 shares related to the option were cancelled upon his termination in February 2012. 125,000 vested shares remained exercisable for a period of three months following his termination.
(6)	Option vested ratably over 48 months of service from April 19, 2005, and was fully vested as of April 19, 2009.
(7)	Option vested ratably over 48 months of service from January 1, 2007, and was fully vested as of January 1, 2011.
(8)	Option vests over four years of service from January 21, 2009, with 25% vesting upon completion of one year of service and 75% vesting in 36 equal monthly installments thereafter. 36,458 shares were vested as of December 31, 2011.
(9)	Option vests ratably over 48 months of service from January 15, 2010. 23,958 shares were vested as of December 31, 2011.

Severance and Change in Control Benefits

Each of our named executive officers has entered into a letter arrangement with us that provides severance benefits in connection with an involuntary termination of employment within 12 months after a change in control, as described below.

Pursuant to a letter agreement, as amended, with us, if Mr. Pritchard is subject to an involuntary termination within 12 months after a change in control, he is entitled to continued payment of his base salary for a period of 12 months, a pro-rata portion of his target bonus, if any, established for the fiscal year in which his employment terminates, payment of COBRA premiums for up to 12 months, and full acceleration of his then unvested option shares.

Pursuant to a letter agreement with us, if Dr. Leff were to be subject to an involuntary termination within 12 months after a change in control, he would be entitled to continued payment of his base salary for a period of 12 months, a pro-rata portion of his target bonus, if any, established for the fiscal year in which his employment terminates, payment of COBRA premiums for up to 12 months, vesting credit for each outstanding and entirely unvested option equal to the number of whole months of service provided from the applicable vesting commencement date until the effective date of the involuntary termination over the total number of months of service to us that would otherwise be required to fully vest in such option, and acceleration of 50% of his then unvested option shares (after taking into account the vesting credit described in the preceding clause). Dr. Leff’s employment terminated in February 2012 and, therefore, the provisions described in this paragraph are no longer applicable. Dr. Leff was not eligible for and did not receive any severance benefits in connection with his termination.

Pursuant to a letter agreement, as amended, with us, if Dr. Yarranton is subject to an involuntary termination within 12 months after a change in control, he is entitled to continued payment of his base salary for a period of 12 months, a pro-rata portion of his target bonus, if any, established for the fiscal year in which his employment terminates, payment of COBRA premiums for up to 12 months, vesting credit for each outstanding and entirely unvested option equal to the number of whole months of service provided from the applicable vesting commencement date until the effective date of the involuntary termination over the total number of months of service to us that would otherwise be required to fully vest in such option, and acceleration of 50% of his then unvested option shares (after taking into account the vesting credit described in the preceding clause).

All of the severance benefits described above are contingent on the execution of a general release of claims against us.

For purposes of our officer agreements, the following definitions, or substantially similar versions, are used:

An “involuntary termination” can occur in one of two ways. First, it could occur if we were to terminate the employment relationship other than due to the employee engaging in misconduct, such as unauthorized disclosure of our confidential information, a material breach of an agreement with us or of one of our policies, a felony conviction, or other serious failures by the employee in performing his duties. Second, it could occur if the employee were to resign following the company materially reducing his position or base salary, or relocating his principal workplace by more than 30 miles.

A “change in control” means either a merger, consolidation or other corporate reorganization of us as a result of which persons who were not stockholders before the transaction own more than 50% of our securities or a parent of us, or a sale of all or substantially all of our assets.

Equity Plans

2012 Equity Incentive Plan

Our board of directors adopted our 2012 Equity Incentive Plan in July 2012, to become effective immediately, although no awards could be granted under the 2012 Equity Incentive Plan until August 11, 2012, the effective date of our registration statement filed with the SEC pursuant to Form 10 (the “Form 10 Effective Date”). Our stockholders approved the 2012 Equity Incentive Plan in August 2012. No further awards will be made under our 2001 Stock Plan, our stock plan in operation prior to the Form 10 Effective Date, after the Form 10 Effective Date. However, the options outstanding after the Form 10 Effective Date under the 2001 Stock Plan will continue to be governed by their existing terms.

Share Reserve. Our board of directors has reserved 4,000,000 shares of our common stock for issuance under the 2012 Equity Incentive Plan, plus it provided for the transfer of no more than 3,800,000 shares that were reserved for issuance under our 2001 Stock Plan but that either have not been awarded under that plan or, if awarded and outstanding as of the Form 10 Effective Date, subsequently expire, lapse unexercised or are forfeited to or repurchased by us. In addition, the number of shares reserved for issuance under the 2012 Equity Incentive Plan will automatically increase on the first business day of each fiscal year, starting with fiscal year 2013 and ending in fiscal year 2022, by a number equal to the least of:

•	5% of the total number of shares of common stock outstanding on December 31 of the prior fiscal year;

•	3,000,000 shares of common stock; or

•	a number of shares of common stock determined by our board of directors.

In general, to the extent that awards under the 2012 Equity Incentive Plan are forfeited or lapse without the issuance of shares, those shares will again become available for awards. In addition, shares subject to awards outstanding under our 2001 Stock Plan that are forfeited or lapse without shares being issued after the Form 10 Effective Date will be available for awards under the 2012 Equity Incentive Plan (subject to the share limitation described above). All share numbers described in this summary of the 2012 Equity Incentive Plan (including exercise prices for options and stock appreciation rights) are automatically adjusted in the event of a subdivision of the outstanding common stock, a declaration of a dividend payable in common stock or a combination or consolidation of the outstanding shares of common stock (by reclassification or otherwise) into a lesser number of shares of common stock.

Administration. Our board of directors intends to administer the 2012 Equity Incentive Plan. The board of directors has complete discretion to make all decisions relating to the plan and outstanding awards. The 2012 Equity Incentive Plan allows the plan administrator to reprice stock options and stock appreciation rights.

Eligibility. Employees, members of our board of directors who are not employees, and consultants are eligible to participate in our 2012 Equity Incentive Plan.

Types of Award. Our 2012 Equity Incentive Plan provides for the following types of awards:

•	incentive and nonstatutory stock options to purchase shares of our common stock;

•	stock appreciation rights;

•	restricted shares of our common stock (subject to a right of repurchase by us upon the participant’s termination with respect to unvested shares);

•	stock units; and

•	performance cash awards.

Change of Control. Our 2012 Equity Incentive Plan provides that in the event of a change of control, as defined under our 2012 Equity Incentive Plan, each outstanding award will be treated in the manner described in the definitive transaction agreement. The board of directors may provide, in an individual award agreement or in any other written agreement between a participant and us, that an award will be subject to additional acceleration of vesting and exercisability in the event of a change in control.

Amendments or Termination. Our board of directors may amend or terminate the 2012 Equity Incentive Plan at any time. If our board of directors amends the plan, it does not need to ask for stockholder approval of the amendment unless required by applicable law, regulation or rule. The 2012 Equity Incentive Plan will continue in effect for 10 years from its adoption date, unless our board of directors decides to terminate the plan earlier.

2001 Stock Plan

Our 2001 Stock Plan was adopted by our board of directors in May 2001, and our stockholders approved it in June 2001. The most recent amendment to the 2001 Stock Plan was adopted by our board of directors in January 2011. No further awards will be made under our 2001 Stock Plan after the Form 10 Effective Date. However, the options outstanding after the Form 10 Effective Date under the 2001 Stock Plan will continue to be governed by their existing terms.

Share Reserve. During the term of the 2001 Stock Plan, we reserved an aggregate of 12,138,371 shares of our common stock for issuance under the plan.

Administration. Our board of directors administered the 2001 Stock Plan before the Form 10 Effective Date, and will continue to administer this plan after the Form 10 Effective Date. The board of directors has complete discretion to make all decisions relating to our 2001 Stock Plan. The 2001 Stock Plan allows our board of directors to reprice stock options.

Eligibility. Employees, members of our board of directors who are not employees, and consultants are eligible to participate in our 2001 Stock Plan.

Types of Award. Our 2001 Stock Plan provides for the following types of awards:

•	incentive and nonstatutory stock options to purchase shares of our common stock; and

•

direct award or sale of shares of our common stock, including restricted shares of our common stock (subject to a right of repurchase by us upon the participant’s termination with respect to unvested shares).

Change of Control. Our 2001 Stock Plan provides that in the event of a change of control, as defined under our 2001 Stock Plan, each outstanding option will become fully vested unless continued, assumed or substituted by the surviving corporation or its parent. The board of directors may provide, in an individual award agreement or in any other written agreement between a participant and us, that an award will be subject to additional acceleration of vesting and exercisability in the event of a change in control.

Amendments or Termination. Our board of directors may amend or terminate the 2001 Stock Plan at any time. If our board of directors amends the plan, it does not need to ask for stockholder approval of the amendment unless the amendment increases the number of shares available for issuance, materially changes the class of persons eligible to receive incentive stock options or is otherwise required by applicable law. The 2001 Stock Plan will continue in effect for 10 years from the later of its adoption date or the date of approval of the latest share increase, unless our board of directors decides to terminate the plan earlier.

2012 Employee Stock Purchase Plan

Material terms of our 2012 Employee Stock Purchase Plan are contained in Proposal 5.

Retirement Benefits

We have established a 401(k) tax-deferred savings plan, which permits participants, including our named executive officers, to make contributions by salary deduction pursuant to Section 401(k) of the Internal Revenue Code. We are responsible for administrative costs of the 401(k) plan. We may, in our discretion, make matching contributions to the 401(k) plan. No employer contributions have been made to date.

Director Compensation

Each member of our board of directors who is not our employee nor affiliated with certain of our investors has the choice to be compensated pursuant to either the “Equity-Only Program” or the “Equity-and-Cash Program,” each as described below. Members of our board of directors who are our employees or affiliated with certain of our investors do not receive additional compensation for their services as a director.

Our Equity-Only Program consists of an initial grant of an option to purchase 50,000 shares during the first year of service and annual grants of options to purchase 25,000 shares for each subsequent year of service. Our Equity-and-Cash Program consists of an initial grant of an option to purchase 25,000 shares during the first year of service and annual grants of options to purchase 12,500 shares for each subsequent year of service. Our Equity-and-Cash Program also includes an annual cash retainer of $25,000, and $12,000 in additional annual compensation for service as the chair of our audit committee.

Each initial grant, whether made pursuant to our Equity-Only Program or our Equity-and-Cash Program, vests at the rate of 1/4th upon one-year of service and an additional 1/48th upon each month of service thereafter. Each annual grant, whether made pursuant to our Equity-Only Program or our Equity-and-Cash Program, vests at the rate of 1/48th upon each month of service. Dr. Gilbert and Mr. Lyons each elected to be compensated pursuant to the “Equity-and-Cash Program” and Messrs. Love and Withy each elected to be compensated pursuant to the “Equity-Only Program.” Dr. Healy, Dr. Henner and Ms. Smith were each not eligible to receive compensation because of their respective affiliation with certain of our investors.

The following table shows for the fiscal year ended December 31, 2011, certain information with respect to the compensation of all non-employee directors of the company:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1) (2)	Total ($)
Dr. Gilbert (3)	$37,000	$5,125	$42,125
Dr. Healy	—	—	—
Dr. Henner	—	—	—
Mr. Love	—	10,250	10,250
Mr. Lyons (4)	25,000	10,250	35,250
Ms. Smith	—	—	—
Mr. Withy	—	10,250	10,250

(1)	The amounts in this column represent the aggregate grant date fair value of option awards granted to the director, computed in accordance with FASB ASC Topic 718. See Note 9 of the notes to our consolidated financial statements included in our registration statement for the proposed registered initial public offering of our common stock, for a discussion of all assumptions made by us in determining the grant date fair values of our equity awards.
(2)	As of December 31, 2011, Dr. Gilbert held outstanding options to purchase 62,500 shares of our common stock, Mr. Love held outstanding options to purchase 100,000 shares of our common stock, Mr. Lyons held outstanding options to purchase 25,000 shares of our common stock and Mr. Withy held outstanding options to purchase 100,000 shares of our common stock.
(3)	Dr. Gilbert is the chair of our audit committee.
(4)	Mr. Lyons joined our board of directors on January 26, 2011 and is the chair of the compensation committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the last fiscal year, Raymond Withy, Gary Lyons, and Brigitte Smith served as members of the compensation committee. None of the members of our compensation committee is or has in the past served as an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committees.

COMPENSATION COMMITTEE REPORT

Under rules of the Securities and Exchange Commission, as a Smaller Reporting Company, we are not required to provide a Compensation Disclosure and Analysis.

OTHER MATTERS

As of the time of preparation of this proxy statement, neither the board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Special Meeting and this proxy statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING

If you have any questions or require any assistance with voting your shares or need additional copies of this proxy statement or voting materials, please contact:

Jeanne Jew

KaloBios Pharmaceuticals, Inc.

260 East Grand Avenue

South San Francisco, CA 94080

or

Call (650) 243-3100

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these proxy materials and any other documents we have filed at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov.

It is important that your shares are represented at the Special Meeting. Whether or not you plan to attend the Special Meeting, please vote by mail by signing and returning the enclosed proxy card, so your shares will be represented at the Special Meeting.

The form of proxy and this proxy statement have been approved by the board of directors and are being mailed or delivered to stockholders by its authority.

By order of the Board of

Directors,

Jeanne Jew

Secretary of the Company

South San Francisco, California

Date:                     , 2012

Appendix A

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

KALOBIOS PHARMACEUTICALS, INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

KaloBios Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST: That the name of this corporation is KaloBios Pharmaceuticals, Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law on September 19, 2001 under the name Horizon Biotechnologies, Inc.

SECOND: That the Board of Directors duly adopted resolutions proposing to amend the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of this corporation, declaring said amendment to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article IV Section (A) of the Certificate of Incorporation be amended by adding a second and a third paragraph which read as follows:

“Immediately upon the filing of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation in the Office of the Secretary of State of the State of Delaware (the “Effective Time”), (i) shares of Common Stock outstanding immediately prior to the Effective Time (the “Outstanding Common Stock”) are reclassified into a smaller number of shares such that every three (3) to four (4) shares (the “Reverse Split Range”) of Outstanding Common Stock are combined and reclassified into one share of Common Stock, (ii) shares of Series A Preferred Stock outstanding immediately prior to the Effective Time (the “Outstanding Series A Stock”) are reclassified into a smaller number of shares such that every three (3) to four (4) shares of Outstanding Series A Stock are combined and reclassified into one share of Series A Preferred Stock, (iii) shares of Series B-1 Preferred Stock outstanding immediately prior to the Effective Time (the “Outstanding Series B-1 Stock”) are reclassified into a smaller number of shares such that every three (3) to four (4) shares of Outstanding Series B-1 Stock are combined and reclassified into one share of Series B-1 Preferred Stock, (iv) shares of Series B-2 Preferred Stock outstanding immediately prior to the Effective Time (the “Outstanding Series B-2 Stock”) are reclassified into a smaller number of shares such that every three (3) to four (4) shares of Outstanding Series B-2 Stock are combined and reclassified into one share of Series B-2 Preferred Stock, (v) shares of Series C Preferred Stock outstanding immediately prior to the Effective Time (the “Outstanding Series C Stock”) are reclassified into a smaller number of shares such that every three (3) to four (4) shares of Outstanding Series C Stock are combined and reclassified into one share of Series C Preferred Stock, (vi) shares of Series D Preferred Stock outstanding immediately prior to the Effective Time (the “Outstanding Series D Stock”) are reclassified into a smaller number of shares such that every three (3) to four (4) shares of Outstanding Series D Stock are combined and reclassified into one share of Series D Preferred Stock and (vii) shares of Series E Preferred Stock outstanding immediately prior to the Effective Time (the “Outstanding Series E Stock”) are reclassified into a smaller number of shares such that every three (3) to four (4) shares of Outstanding Series E Stock are combined and reclassified into one share of Series E Preferred Stock, in each case the exact ratio (the “Reverse Split Ratio”) within the three (3) to four (4) share range to be determined by the Board of Directors of this corporation prior to the Effective Time and publicly announced by this corporation (the

“Reverse Stock Split”), which Reverse Split Ratio shall be the same for the Outstanding Common Stock, Outstanding Series A Stock, Outstanding Series B-1 Stock, Outstanding Series B-2 Stock, Outstanding Series C Stock, Outstanding Series D Stock and Outstanding Series E Stock. No fractional shares shall be issued upon the Reverse Stock Split of any share or shares of the Outstanding Common Stock, Outstanding Series A Stock, Outstanding Series B-1 Stock, Outstanding Series B-2 Stock, Outstanding Series C Stock, Outstanding Series D Stock or Outstanding Series E Stock. The number of shares issuable upon the Reverse Stock Split shall be determined on the basis of the total number of shares of Outstanding Common Stock, Outstanding Series A Stock, Outstanding Series B-1 Stock, Outstanding Series B-2 Stock, Outstanding Series C Stock, Outstanding Series D Stock or Outstanding Series E Stock, as the case may be, held by each holder. In connection with the Reverse Stock Split, in lieu of fractional shares, this corporation will pay cash in an amount equal to the fair value of such fractional shares, based on the fair market value of this corporation’s Common Stock, Series A Preferred Stock, Series B-1 Preferred Stock, Outstanding Series B-2 Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, as the case may be, as determined in good faith by the Board of Directors of this corporation immediately prior to the Reverse Stock Split. For the avoidance of doubt the Reverse Stock Split shall not result in any change to the Conversion Rate of any series of Preferred Stock.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock or Preferred Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock or Preferred Stock after the Effective Time into which the shares of Common Stock or Preferred Stock formerly represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock or Preferred Stock after the Effective Time), provided, however, that each person of record holding a certificate that represented shares of Common Stock or Preferred Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock or Preferred Stock after the Effective Time into which the shares of Common Stock or Preferred Stock formerly represented by such certificate shall have been reclassified.”

THIRD: The foregoing amendment was approved by the holders of the requisite number of shares of this corporation in accordance with Section 211 of the General Corporation Law.

FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.

IN WITNESS WHEREOF, this Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this             day of                     , 201    .

David Pritchard, Chief Executive Officer

Appendix B

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

KALOBIOS PHARMACEUTICALS, INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

KaloBios Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST: That the name of this corporation is KaloBios Pharmaceuticals, Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law on September 19, 2001 under the name Horizon Biotechnologies, Inc.

SECOND: That the Board of Directors duly adopted resolutions proposing to amend the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of this corporation, declaring said amendment to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article IV Section (B)(4)(d)(ii) of the Certificate of Incorporation be deleted in its entirety and replaced in full with the following:

“(ii) Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E)) by this corporation after the Effective Date other than:

(A) Common Stock issued pursuant to a transaction described in subsection 4(d)(iii) hereof;

(B) Shares of Common Stock issuable or issued to employees, consultants, or directors (if in transactions with primarily non-financing purposes) of this corporation pursuant to a stock option plan, performance bonus plan or restricted stock plan approved by the Board of Directors of this corporation;

(C) Shares of Common Stock (i) issuable or issued to customers or vendors (if in transactions with primarily non-financing purposes) of this corporation, financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, and (ii) approved and deemed not to be “Additional Stock” by the Board of Directors of the corporation;

(D) Shares of Common Stock issuable or issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the Effective Date;

(E) Shares of Common Stock (i) issued or issuable in connection with a bona fide business acquisition of or by this corporation that is approved by the Board of Directors, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, and (ii) approved and deemed not to be “Additional Stock” by the Board of Directors of the corporation;

(F) Common Stock issuable upon conversion of Preferred Stock;

(G) Common Stock issued or deemed issued pursuant to subsection 4(d)(i)(E) as a result of a decrease in the Conversion Price of any series of Preferred Stock resulting from the operation of Section 4(d), or Common Stock issued or issuable or deemed issued as a result of an adjustment to the Conversion Price of any series of Preferred Stock resulting from the operation of Section 4(d); or

(H) shares of Common Stock issuable or issued and approved and deemed not to be “Additional Stock” by the written consent or agreement of (i) the holders of not less than sixty percent (60%) of the then outstanding shares of Preferred Stock and (ii) the holders of not less than sixty percent (60%) of the then outstanding shares of Series E Preferred Stock.”

THIRD: The foregoing amendment was approved by the holders of the requisite number of shares of said corporation in accordance with Section 211 of the General Corporation Law.

FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.

IN WITNESS WHEREOF, this Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this             day of                     , 201    .

David Pritchard, Chief Executive Officer

Appendix C

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

KALOBIOS PHARMACEUTICALS, INC.

a Delaware corporation

(Pursuant to Sections 242 and 245 of

the Delaware General Corporation Law)

KaloBios Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the provisions of the Delaware General Corporation Law,

DOES HEREBY CERTIFY:

FIRST: That the name of this corporation is KaloBios Pharmaceuticals, Inc. and that this corporation was originally incorporated pursuant to the Delaware General Corporation Law on September 19, 2001 under the name Horizon Biotechnologies, Inc.

SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the Amended and Restated Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

THIRD: That the Amended and Restated Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

ARTICLE I

The name of the corporation is KaloBios Pharmaceuticals, Inc. (the “Corporation”).

ARTICLE II

The address of the registered office of this corporation in the State of Delaware is 3500 South DuPont Highway, in the City of Dover, County of Kent, State of Delaware, 19901. The name of its registered agent at such address is Incorporating Services, Ltd.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE IV

The Corporation is authorized to issue one class of stock to be designated common stock (“Common Stock”). The number of shares of Common Stock authorized to be issued is Forty Seven Million Five Hundred Thousand (47,500,000), par value $0.001 per share.

Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote.

ARTICLE V

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

C. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s certificate of incorporation or bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine., except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article V.E. shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article V.E (including, without limitation, each portion of any sentence of this Article V.E containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE VI

A. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders), and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office for which they hold expires or until such director’s successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

B. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

ARTICLE VII

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware

General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article VII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

ARTICLE VIII

The Board of Directors is expressly authorized to adopt, amend or repeal any or all of the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

* * * *

FOURTH: That said this Amended and Restated Certificate of Incorporation, which restates the provisions of the Corporation’s heretofore existing Restated Certificate of Incorporation, as amended, in its entirety, has been duly adopted in accordance with Sections 211, 242 and 245 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation this      day of                     , 201    .

/s/ David Pritchard
David Pritchard Chief Executive Officer

Appendix D

AMENDED AND RESTATED

BYLAWS OF

KALOBIOS PHARMACEUTICALS, INC.

A DELAWARE CORPORATION

D-i

D-ii

ARTICLE I

OFFICES AND RECORDS

Section 1.1 Delaware Office. The registered office of the Corporation in the State of Delaware shall be located in the City of Dover, County of Kent.

Section 1.2 Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

Section 1.3 Books and Records. The books and records of the Corporation may be kept at the Corporation’s headquarters in South San Francisco, California or at such other locations outside the State of Delaware as may from time to time be designated by the Board of Directors.

ARTICLE II

STOCKHOLDERS

Section 2.1 Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held at such date, place and/or time as may be fixed by resolution of the Board of Directors.

Section 2.2 Special Meeting. Special meetings of stockholders of the Corporation may be called by the Chairman of the Board, the Chief Executive Officer, by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board or by the Chairman of the Board or the Chief Executive Officer at the request in writing of stockholders owning at least fifty percent (50%) in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. For purposes of these Amended and Restated Bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

Section 2.3 Place of Meeting. The Board of Directors may designate the place of meeting for any meeting of the stockholders. If no designation is made by the Board of Directors, the place of meeting shall be the principal office of the Corporation.

Section 2.4 Notice of Meeting. Except as otherwise required by law, written, printed or electronic notice stating the place, day and hour of the meeting and, in the case of a special meeting only, the purposes for which the meeting is called, shall be prepared and delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally, by mail, or in the case of stockholders who have consented to such delivery, by electronic transmission (as such term is defined in the Delaware General Corporation Law), to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. Notice given by electronic transmission shall be effective (A) if by facsimile, when faxed to a number where the stockholder has consented to receive notice; (B) if by electronic mail, when mailed electronically to an electronic mail address at which the stockholder has consented to receive such notice; (C) if by posting on an electronic network together with a separate notice of such posting, upon the later to occur of (i) the posting or (ii) the giving of separate notice of the posting; or (D) if by other form of electronic communication, when directed to the stockholder in the manner consented to by the stockholder. Any previously scheduled meeting of the stockholders may be cancelled, adjourned or postponed and by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

Section 2.5 Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting separately as a class or series, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for the transaction of such business for the purposes of taking action on such business. In the absence of a quorum, such meeting may be adjourned by the chairman of the meeting or upon the approval of a majority of the voting power present, even if less than a quorum. No notice of the time and place of adjourned meetings need be given provided such adjournment is for less than thirty (30) days and further provided that no new record date is fixed for the adjourned meeting and provided further that the time or place of the adjourned meeting is announced at the meeting at which the adjournment is taken.

Section 2.6 Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or as may be permitted by law, or by his duly authorized attorney-in-fact. Such proxy must be filed with the Secretary of the Corporation or his representative, or otherwise delivered telephonically or electronically as set forth in the applicable proxy statement, at or before the time of the meeting.

Section 2.7 Notice of Stockholder Business and Nominations.

A. Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) by or at the direction of the Board of Directors or any committee thereof or (b) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 2.7 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.7.

(2) For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (b) of paragraph (A)(1) of this Section 2.7, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that if no proxy materials were mailed by the Corporation in connection with the preceding year’s annual meeting, or if the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation, (v) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (vii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this Section 2.7 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 2.7 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 2.7 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.7 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

B. Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.7 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.7. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the

Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 2.7 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

C. General. (1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 2.7 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.7. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.7 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(c)(vi) of this Section 2.7) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 2.7, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.7, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present the nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.7, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this Section 2.7, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 2.7, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.7; provided however, that any references in these bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.7 (including paragraphs (A)(1)(b) and (B) hereof), and compliance with paragraphs (A)(1)(b) and (B) of this Section 2.7 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of (A)(2), nominations or other business brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 2.7 shall be deemed to affect any rights of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act.

Section 2.8 Procedure for Election of Directors. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by written ballot, and a plurality of the votes cast thereat shall elect directors. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by a majority of the votes cast affirmatively or negatively.

Section 2.9 Inspectors of Elections. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the Delaware General Corporation Law.

Section 2.10 Conduct of Meetings.

A. The Chief Executive Officer shall preside at all meetings of the stockholders. In the absence of the Chief Executive Officer, the Chairman of the Board shall preside at a meeting of the stockholders. In the absence of the Chief Executive Officer or the Chairman of the Board, the President shall preside at a meeting of the stockholders. In the absence of each of the Chief Executive Officer, the Chairman of the Board and the President, the Secretary shall preside at a meeting of the stockholders. In the anticipated absence of all officers designated to preside over the meetings of stockholders, the Board of Directors may designate an individual to preside over a meeting of the stockholders.

B. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

C. The Board of Directors may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof and (v) limitations on the time allotted to questions or comments by participants. Unless, and to the extent, determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by the Certificate of Incorporation or by these Bylaws, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

Section 3.2 Number, Tenure and Qualifications. The number of directors shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board or by the stockholders at the annual meeting of the stockholders. Each director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s prior death, resignation, retirement, disqualification or other removal.

Section 3.3 Regular Meetings. The Board of Directors may, by resolution, provide the time and place for the holding of regular meetings of the Board of Directors.

Section 3.4 Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the Chief Executive Officer or a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

Section 3.5 Action By Unanimous Consent of Directors. The Board of Directors may take action without the necessity of a meeting by unanimous consent of directors. Such consent may be in writing or given by electronic transmission, as such term is defined in the Delaware General Corporation Law.

Section 3.6 Notice. Notice of any meeting shall be given to each director at his business or residence in writing, or by facsimile transmission, telephone communication or electronic transmission (provided, with respect to electronic transmission, that the director has consented to receive the form of transmission at the address to which it is directed). If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by facsimile transmission or other electronic transmission, such notice shall be transmitted at least twenty-four (24) hours before such meeting. If by telephone, the notice shall be given at least twelve (12) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws as provided under Section 8.1 of Article VIII hereof. A meeting may be held at any time without notice if all the directors are present (except as otherwise provided by law) or if those not present waive notice of the meeting in writing or by electronic transmission, either before or after such meeting.

Section 3.7 Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.8 Quorum. A whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.9 Vacancies. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders), and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office to which they have been chosen or until such director’s successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 3.10 Committees.

A. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no committee shall have power or authority in reference to the following matters: (i) approving, adopting or recommending to stockholders any action or matter required by law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw.

B. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to these Bylaws.

ARTICLE IV

OFFICERS

Section 4.1 Elected Officers. The elected officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary, a Treasurer, and such other officers as the Board of Directors from time to time may deem proper. The Corporation may also have a Chairman of the Board who shall be chosen from the directors. All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

Section 4.2 Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Subject to Section 4.7 of these Bylaws, each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he or she shall resign.

Section 4.3 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board. If the Company does not have a Chairman of the Board, the Lead Independent Director shall preside at all meetings of the Board. If the Company does not have a Lead Independent Director, the Chief Executive Officer shall preside at all meetings of the Board.

Section 4.4 Chief Executive Officer. The Chief Executive Officer shall be the general manager of the Corporation, subject to the control of the Board of Directors, and as such shall, subject to Section 2.10(A) hereof, preside at all meetings of stockholders, shall have general supervision of the affairs of the Corporation, shall sign or countersign or authorize another officer to sign all certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors, shall make reports to the Board of Directors and stockholders, and shall perform all such other duties as are incident to such office or are properly required by the Board of Directors.

Section 4.5 President. The President shall be the chief operating officer of the corporation and shall be subject to the general supervision, direction, and control of the Chief Executive Officer unless the Board of Directors provides otherwise.

Section 4.6 Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board, the Chief Executive Officer, the President or by the Board of Directors, upon whose request the meeting is called as provided in these Bylaws. He or she shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. He or she shall have custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President, and attest to the same.

Section 4.7 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors the Chairman of the Board, the Chief Executive Officer or the President, taking proper vouchers for such disbursements. The Treasurer shall render to the Chairman of the Board, the Chief Executive Officer, the President and the Board of Directors, whenever requested, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.

Section 4.8 Removal. Any officer elected by the Board of Directors may be removed by the Board of Directors whenever, in their judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or an employee plan.

Section 4.9 Vacancies. A newly created office and a vacancy in any office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.

ARTICLE V

STOCK CERTIFICATES AND TRANSFERS

Section 5.1 Stock Certificates and Transfers.

A. Unless the Board of Directors has determined that some or all of any or all classes or series of stock shall be uncertificated shares, the interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock. The shares of the stock of the Corporation shall be transferred on the books of the Corporation, in the case of certificated shares, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

B. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, the Chief Executive Officer or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), where the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 6.3 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The Corporation is permitted to enter into indemnification agreements with its directors or officers.

Section 6.2 Right to Advancement of Expenses. The right to indemnification conferred in Section 6.1 shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

Section 6.3 Right of Indemnitee to Bring Suit. The rights to indemnification and to the advancement of expenses conferred in Section 6.1 and Section 6.2, respectively, shall be contract rights. If a claim under Section 6.1 or Section 6.2 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (A) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (B) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 6.3 or otherwise shall be on the Corporation.

Section 6.4 Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation, these Amended and Restated Bylaws, or any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 6.6 Amendment of Rights. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 6.7 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first (31st) day of December of each year.

Section 7.2 Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares, subject to any terms and conditions provided by law and its Certificate of Incorporation.

Section 7.3 Seal. The corporate seal shall have inscribed the name of the Corporation thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 7.4 Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the Delaware General Corporation Law, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders of the Board of Directors need be specified in any waiver of notice of such meeting.

Section 7.5 Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be made annually.

Section 7.6 Resignations. Any director or any officer, whether elected or appointed, may resign at any time by serving written notice of such resignation on the Chairman of the Board, the Chief Executive Officer or the Secretary, or by submitting such resignation by electronic transmission (as such term is defined in the Delaware General Corporation Law), and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the Chief Executive Officer, or the Secretary or at such later date as is stated therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

Section 7.7 Contracts. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the Chairman of the Board, the Chief Executive Officer, the President or any Vice President of the Corporation may delegate contractual powers to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 7.8 Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or any Vice President may from time to time appoint any attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock and other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

ARTICLE VIII

AMENDMENTS

Section 8.1 Amendments. These Bylaws may be adopted, amended or repealed at any meeting of the Board of Directors by a resolution adopted by a majority of the Whole Board, provided notice of the proposed change was given in the notice of the meeting in a notice given no less than twenty-four (24) hours prior to the meeting. The stockholders shall also have the power to adopt, amend or repeal these Bylaws, provided that notice of the proposed change was given in the notice of the meeting and provided further that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation, the affirmative vote of the holders of at least fifty percent (50%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of these Bylaws.

Appendix E

KALOBIOS PHARMACEUTICALS, INC.

2012 EMPLOYEE STOCK PURCHASE PLAN

(AS ADOPTED TO BE EFFECTIVE ON THE IPO DATE)

KALOBIOS PHARMACEUTICALS, INC.

2012 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1. PURPOSE OF THE PLAN.

The Board adopted the Plan effective as of the IPO Date. The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions.

SECTION 2. ADMINISTRATION OF THE PLAN.

(a) Committee Composition. The Committee shall administer the Plan. The Committee shall consist exclusively of one or more members of the Board, who shall be appointed by the Board.

(b) Committee Responsibilities. The Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

SECTION 3. STOCK OFFERED UNDER THE PLAN.1

(a) Authorized Shares. The number of shares of Stock available for purchase under the Plan shall be 600,000 shares of the Company’s Common Stock (subject to adjustment pursuant to Subsection (b) below). Shares of Stock issued pursuant to the Plan may be authorized but unissued shares or treasury shares.

(b) Anti-Dilution Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock or other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Stock or other securities of the Company, or other similar change in the corporate structure of the Company affecting the Stock and effected without receipt or payment of consideration by the Company occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, there will be a proportionate adjustment of the number and class of Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Stock covered by each option under the Plan which has not yet been exercised, and the numerical limit of Section 3(a) (but not Section 9(c)).

(c) Reorganizations. Any other provision of the Plan notwithstanding, in the event of a Corporate Reorganization, the Plan may be continued or assumed by the surviving corporation or its parent corporation. If such acquirer refuses to continue or assume the Plan, then, immediately prior to the effective time of the Corporate Reorganization, any Offering Period then in progress shall terminate, and, a new Purchase Date for each such Offering Period will be set, immediately prior to the effective time of the Corporate Reorganization. In the event a new Purchase Date is set under this Section 3(c), Participants will be given notice of the new Purchase Date. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 4. ENROLLMENT AND PARTICIPATION.

(a) Offering Periods and Purchase Periods.

(i) Base Offering Periods. The Committee may establish Offering Periods of such frequency and duration as it may from time to time determine as appropriate (the “Base Offering Periods”); provided that a Base Offering Period shall in no event be longer than 27 months (or such other period as may be imposed under applicable tax law). The Base Offering Periods are intended to qualify under Code Section 423.

[1]	All Share numbers in the Plan are subject to adjustment as a result of any stock split effective on the IPO Date.

Unless changed by the Committee, the Plan shall operate such that two Base Offering Periods, each of six months’ duration and each including a single six-month Purchase Period, will commence on May 1 and November 1 of each year. The Committee may determine that the first Base Offering Period applicable to the Eligible Employees of a new Participating Company shall commence on any date specified by the Committee. The Committee shall determine when the first Base Offering Period will commence.

(ii) Additional Offering Periods. At the discretion of the Committee, additional Offering Periods may be conducted under the Plan (the “Additional Offering Periods”). Such Additional Offering Periods may, but need not, qualify under Code Section 423. The Committee shall determine the commencement and duration of each Additional Offering Period, and Additional Offering Periods may be consecutive or overlapping. The other terms and conditions of each Additional Offering Period shall be those set forth in this Plan document, with such changes or additional features as the Committee determines necessary to comply with local law.

(iii) Separate Offerings. Each Base Offering Period and Additional Offering Period conducted under the Plan is intended to constitute a separate “offering” for purposes of Code Section 423.

(iv) Equal Rights and Privileges. To the extent an Offering Period is intended to qualify under Code Section 423, all participants in such Offering Period shall have the same rights and privileges with respect to their participation in such Offering Period in accordance with Code Section 423 and the regulations thereunder except for differences that may be mandated by local law and are consistent with the requirements of Code Section 423(b)(5).

(b) Enrollment. In the case of any individual who qualifies as an Eligible Employee on the first day of any Offering Period, he or she may elect to become a Participant on such day by filing the prescribed enrollment form with the Company. The enrollment form shall be filed at the prescribed location at least 10 business days (or such other period as the Committee or its designee may designate) prior to such day.

(c) Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she:

(i) Reaches the end of the Offering Period or Purchase Period, as applicable, in which his or her employee contributions were discontinued under Section 5(c) or 9(b);

(ii) Is deemed to withdraw from the Plan under Subsection (b) above;

(iii) Withdraws from the Plan under Section 6(a); or

(iv) Ceases to be an Eligible Employee.

A Participant whose employee contributions were discontinued automatically under Section 9(b) shall automatically resume participation at the beginning of the earliest Offering Period ending in a later calendar year, if he or she then is an Eligible Employee. In all other cases, a former Participant may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (c) above.

SECTION 5. EMPLOYEE CONTRIBUTIONS.

(a) Commencement of Payroll Deductions. A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions. Payroll deductions shall commence as soon as reasonably practicable after the Company has received the prescribed enrollment form.

(b) Amount of Payroll Deductions. An Eligible Employee shall designate on the prescribed enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 15%.

(c) Reducing Withholding Rate or Discontinuing Payroll Deductions. If a Participant wishes to reduce his or her rate of payroll withholding, such Participant may do so by filing a new enrollment form with the Company at the prescribed location at any time. The new withholding rate shall be effective as soon as reasonably practicable after the Company has received such form. The new withholding rate may be 0% or any whole percentage of the Participant’s Compensation, but not more than his or her old withholding rate. No Participant shall make more than two elections under this Subsection (c) during any Purchase Period. (In addition, employee contributions may be discontinued automatically pursuant to Section 9(b).)

(d) Increasing Withholding Rate. If a Participant wishes to increase his or her rate of payroll withholding, such Participant may do so by filing a new enrollment form with the Company at the prescribed location at any time. The new withholding rate may be effective on the first day of the next-upcoming Offering Period in which the Participant participates, provided that the Participant has filed the enrollment form with the Company at the prescribed location at least 10 business days (or such other period as the Committee or its designee may designate) prior to such day. The new withholding rate may be any whole percentage of the Participant’s Compensation, but not less than 1% nor more than 15%. An increase in a Participant’s rate of payroll withholding may not take effect during an Offering Period.

SECTION 6. WITHDRAWAL FROM THE PLAN.

(a) Withdrawal. A Participant may elect to withdraw from the Plan (or, if applicable, from an Offering Period) by filing the prescribed form with the Company at the prescribed location at any time before a Purchase Date. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant’s Plan Account with respect to such Offering Period shall be refunded to him or her in cash, without interest. No partial withdrawals from an Offering Period shall be permitted.

(b) Re-Enrollment After Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 4(c). Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 7. CHANGE IN EMPLOYMENT STATUS.

(a) Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 6(a). (A transfer from one Participating Company to another shall not be treated as a termination of employment provided that each Participating Company is then participating in the same Offering Period.)

(b) Leave of Absence. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate on the first day following three months after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

(c) Death. In the event of the Participant’s death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant’s estate. Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant’s death.

SECTION 8. PLAN ACCOUNTS AND PURCHASE OF SHARES.

(a) Plan Accounts. The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts.

(b) Purchase Price. The Purchase Price for each share of Stock purchased on a Purchase Date shall be the lower of:

(i) 85% of the Fair Market Value of such share on the first day of such Offering Period; or

(ii) 85% of the Fair Market Value of such share on the Purchase Date.

(c) Number of Shares Purchased. On each Purchase Date, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Offering Period in accordance with Section 6(a). The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account. The foregoing number of shares of Stock purchasable by a Participant are subject to the limitations set forth in Section 9. The Committee may determine with respect to all Participants that any fractional share, as calculated under this Subsection (c), shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share.

(d) Available Shares Insufficient. In the event that the aggregate number of shares that all Participants elect to purchase with respect to a particular Purchase Period exceeds (i) the number of shares of Stock that were available under Section 3 above for sale under the Plan on the first day of the applicable Offering Period, or (ii) the number of shares that were available under Section 3 above for sale under the Plan on the applicable Purchase Date, then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction. The numerator of such fraction is the number of shares that such Participant has elected to purchase, and the denominator of such fraction is the number of shares that all Participants have elected to purchase. The Company may make a pro rata allocation of the shares available on the first day of an applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such date. In the event of a pro-rata allocation under this Section (d), the Committee may determine in its discretion to continue all Offering Periods then in effect or terminate all Offering Periods then in effect pursuant to Section 14.

(e) Issuance of Stock. The shares of Stock purchased by a Participant under the Plan may be registered in the name of such Participant, or jointly in the name of such Participant and his or her spouse as joint tenants with the right of survivorship or as community property (with or without the right of survivorship). The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. (The two preceding sentences shall apply whether or not the Participant is required to pay income tax in the United States.)

(f) Tax Withholding. To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any shares of Stock under the Plan until such obligations, if any, are satisfied.

(g) Unused Cash Balances. Subject to the final sentence of Section 8(c), an amount remaining in the Participant’s Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant’s Plan Account to the next Purchase Period. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsections (c) or (d) above or Section 9(b) shall be refunded to the Participant in cash, without interest.

(h) Stockholder Approval. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company’s stockholders have approved the adoption of the Plan.

SECTION 9. PLAN LIMITATIONS.

(a) Five Percent Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company, determined in accordance with applicable tax law.

(b) Dollar Limit. Any other provision of the Plan notwithstanding, no Participant shall purchase Stock with a Fair Market Value in excess of the following limit:

(i) In the case of Stock purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to (A) $25,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased under the Plan in the current calendar year.

(ii) In the case of Stock purchased during an Offering Period that commenced in the immediately preceding calendar year, the limit shall be equal to (A) $50,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased under the Plan in the current calendar year and in the immediately preceding calendar year.

(iii) In the case of Stock purchased during an Offering Period that commenced in the second calendar year before the current calendar year, the limit shall be equal to (A) $75,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased under the Plan in the current calendar year and in the immediately preceding two calendar years.

For all purposes under this Subsection (b), (A) the Fair Market Value of Stock shall be determined as of the beginning of the Offering Period in which such Stock is purchased; and (B) this Plan shall be aggregated with any other employee stock purchase plans of the Company (or any parent or Subsidiary of the Company) described in Code Section 423. If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall automatically resume at the beginning of the next Offering Period with a scheduled Purchase Date in the next calendar year, provided that he or she is an Eligible Employee at the beginning of such Offering Period.

(c) Purchase Period Share Purchase Limit. Any other provision of the Plan notwithstanding, no Participant shall purchase more than 3,000 shares of Stock with respect to any Purchase Period; provided that the Committee may, for future Offering Periods, increase or decrease in its absolute discretion, the maximum number of shares of Stock that a Participant may purchase during each Purchase Period.

SECTION 10. RIGHTS NOT TRANSFERABLE.

The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 6(a).

SECTION 11. NO RIGHTS AS AN EMPLOYEE.

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 12. NO RIGHTS AS A STOCKHOLDER.

A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the applicable Purchase Date.

SECTION 13. SECURITIES LAW REQUIREMENTS.

Shares of Stock shall not be issued, and the Company shall have no liability for failure to issue shares of Stock, under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

SECTION 14. AMENDMENT OR DISCONTINUANCE.

(a) General Rule. The Committee, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Committee, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Stock on the next Purchase Date, or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 3(b) or (c)). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts which have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable.

(b) Committee’s Discretion. Without stockholder consent and without limiting Section 14(a), the Committee will be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as it determines in its sole discretion advisable which are consistent with the Plan.

(c) Accounting Consideration. In the event the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Committee may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) Amending the Plan to conform with the safe harbor definition under Financial Accounting Standards Board Accounting Standards Codification Topic 718, including with respect to an Offering Period underway at the time;

(ii) Altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(iii) Shortening any Offering Period by setting a new Purchase Date, including an Offering Period underway at the time of the Committee’s action;

(iv) Reducing the maximum percentage of Compensation a Participant may elect to set aside as payroll deductions; and

(v) Reducing the maximum number of shares of Stock a Participant may purchase during any Purchase Period.

Such modifications or amendments will not require stockholder approval or the consent of any Plan Participants.

(d) Stockholder Approval. Except as provided in Section 3, any increase in the aggregate number of shares of Stock that may be issued under the Plan shall be subject to the approval of the Company’s stockholders. In addition, any other amendment of the Plan shall be subject to the approval of the Company’s stockholders to the extent required under Section 14(e) or by any applicable law or regulation.

(e) Plan Termination. The Plan shall terminate automatically 20 years after its adoption by the Board, unless (i) the Plan is extended by the Board and (ii) the extension is approved within 12 months by a vote of the stockholders of the Company.

SECTION 15. DEFINITIONS.

(a) “Board” means the Board of Directors of the Company, as constituted from time to time.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Committee” means a committee of the Board, as described in Section 2.

(d) “Company” means KaloBios Pharmaceuticals, Inc., a Delaware corporation.

(e) “Compensation” means (i) the total compensation paid in cash to a Participant by a Participating Company, including salaries, wages, bonuses, incentive compensation, commissions, overtime pay and shift premiums, plus (ii) any pre-tax contributions made by the Participant under Code Sections 401(k) or 125. “Compensation” shall exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to equity compensation awards of the Company, and similar items. The Committee shall determine whether a particular item is included in Compensation.

(f) “Corporate Reorganization” means:

(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization; or

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.

(g) “Eligible Employee” means a common law employee of a Participating Company who is customarily employed for more than five months per calendar year and at least 20 hours per week. The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country that has jurisdiction over him or her. In addition, the Committee may determine prior to the commencement of an Offering Period not to exclude part-time employees or exclude employees whose customary employment is for fewer hours per week or fewer months in a calendar year; provided that such terms are applied in an identical manner to all employees of every Participating Company in such Offering Period.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i) “Fair Market Value” means the price at which Stock was last sold in the principal U.S. market for the Stock on the applicable date or, if the applicable date was not a trading day, on the last trading day prior to the applicable date. If Stock is no longer traded on a public U.S. securities market, the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate. The Committee’s determination shall be conclusive and binding on all persons.

(j) “IPO” means the Company’s initial offering of Stock to the public.

(k) “IPO Date” means the effective date of the registration statement filed by the Company with the Securities and Exchange Commission for its initial offering of Stock to the public.

(l) “Offering Period” means any period, including Base Offering Periods and Additional Offering Periods, with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 4(a).

(m) “Participant” means an Eligible Employee who participates in the Plan, as provided in Section 4.

(n) “Participating Company” means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.

(o) “Plan” means this KaloBios Pharmaceuticals, Inc., 2012 Employee Stock Purchase Plan, as it may be amended from time to time.

(p) “Plan Account” means the account established for each Participant pursuant to Section 8(a).

(q) “Purchase Date” means the last trading day of a Purchase Period.

(r) “Purchase Period” means a period within an Offering Period (which for an Offering Period with only a single Purchase Period would be coterminous with the Offering Period) during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 4(a).

(s) “Purchase Price” means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 8(b).

(t) “Stock” means the Common Stock of the Company.

(u) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

KALOBIOS PHARMACEUTICALS, INC.

260 East Grand Avenue, South San Francisco, CA 94080

This Proxy is Solicited on Behalf of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.

The undersigned hereby appoints David W. Pritchard, Jeffrey H. Cooper and Jeanne Jew, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, each with full power of substitution and resubstitution, to represent and vote all shares of common stock and/or preferred stock of KaloBios Pharmaceuticals, Inc. (the “Company”) held of record by the undersigned on October 15, 2012 at the Special Meeting of Stockholders to be held at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP located at 1200 Seaport Blvd, Redwood City, CA 94063 on                     , 2012 at               local time and at any adjournment thereof, upon such other matters as set forth below and as may properly come before such Special Meeting and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

	FOR	AGAINST	ABSTAIN

PROPOSAL 1 – Approval of an amendment to the Company’s certificate of incorporation to effect a reverse stock split of our issued and outstanding capital stock such that every three (3) to four (4) shares (the “Reverse Split Range”) of the Company’s issued and outstanding capital stock will be combined and reclassified into one share of the Company’s capital stock of the same class and series, with the exact ratio within the Reverse Split Range to be determined by our board of directors.

	☐	☐	☐

PROPOSAL 2 – Approval of an amendment to the Company’s certificate of incorporation to include a provision whereby (i) the holders of not less than sixty percent (60%) of the then outstanding shares of preferred stock and (ii) the holders of not less than sixty percent (60%) of the then outstanding shares of Series E Preferred Stock may determine that an issuance of shares of the Company’s capital stock will be exempt from the price-based anti-dilution adjustment applicable to the Company’s preferred stock.

	☐	☐	☐

PROPOSAL 3 – Approval of an amended and restated certificate of incorporation to be effective immediately prior to the consummation of the Company’s proposed registered initial public offering of its common stock.

	☐	☐	☐
PROPOSAL 4 – Approval of amended and restated bylaws to be effective immediately prior to the consummation of the Company’s proposed registered initial public offering of its common stock.	☐	☐	☐
PROPOSAL 5 – Approval of the KaloBios Pharmaceuticals, Inc. 2012 Employee Stock Purchase Plan and the reservation of up to 600,000 shares of common stock for purchase thereunder.	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposals.

Name of Stockholder:

Signature:	Date:

Title (if applicable):

Please mark, date, sign and return this proxy promptly in the enclosed envelope or by facsimile to [(650) 321-2800]. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The notice of meeting, proxy statement and proxy card sample are available at www.kalobios/    .